As filed with the Securities and Exchange Commission on October 23, 2003

                                                      Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   ---------

                                   FORM S-3

                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933

                                   ---------

                           MAGNA ENTERTAINMENT CORP.

            (Exact name of registrant as specified in its charter)

           Delaware                                            98-0208374
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                                337 Magna Drive
                            Aurora, Ontario L4G 7K1
                                    Canada
                                (905) 726-2462

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ---------

                                 Gary M. Cohn
                       Vice-President, Special Projects
                                 and Secretary
                           Magna Entertainment Corp.
                                337 Magna Drive
                            Aurora, Ontario L4G 7K1
                                    Canada
                                (905) 726-2462



 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ---------

                                  Copies to:

                               Scott M. Freeman
                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                              New York, NY 10019
                                (212) 839-5300

                                   ---------

       Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this registration statement as determined by the registrant in light of market conditions.


                                   ---------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   ---------

                                       CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
          Title of Each Class of                 Amount to be         Proposed Maximum          Amount of
        Securities to be Registered             Registered(1)        Aggregate Offering    Registration Fee(2)
                                                                        Price(1)(2)
----------------------------------------------------------------------------------------------------------------
Debt Securities(3).........................
----------------------------------------------------------------------------------------------------------------
Warrants to Purchase Debt Securities.......
----------------------------------------------------------------------------------------------------------------
Warrants to Purchase Class A Subordinate
  Voting Stock.............................
----------------------------------------------------------------------------------------------------------------
Class A Subordinate Voting Stock, par
  value $0.01 per share (4)................
----------------------------------------------------------------------------------------------------------------
TOTAL......................................      $300,000,000           $300,000,000             $24,270
----------------------------------------------------------------------------------------------------------------

(1) In United States dollars or the equivalent thereof in foreign currency or currency units. Subject to Rule 462(b) under the Securities Act of 1933, the amount registered represents the maximum aggregate public offering price to be received from the sale of the Debt Securities, Warrants to Purchase Debt Securities, Warrants to Purchase Class A Subordinate Voting Stock and Class A Subordinate Voting Stock registered hereby, including any securities sold at a discount, and pursuant to Rule 457(i) under the Securities Act of 1933 also includes the aggregate exercise price of such Warrants issued hereunder. For Debt Securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such Debt Securities.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) In addition to any Debt Securities that may be issued directly under this Registration Statement, includes such indeterminate amount of Debt Securities as may from time to time be issued at indeterminate prices or issuable upon exchange of Debt Securities registered hereunder, to the extent any of such Debt Securities are, by their terms, exchangeable for Debt Securities registered hereunder, or upon the exercise of Warrants to Purchase Debt Securities registered hereunder, as the case may be. No separate consideration will be received for Debt Securities that are issued upon exchange of Debt Securities registered hereunder.

(4) In addition to any shares of Class A Subordinate Voting Stock that may be issued directly under this Registration Statement, includes such indeterminate number of shares of Class A Subordinate Voting Stock as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities registered hereunder, to the extent any of such Debt Securities are, by their terms, convertible into or exchangeable for shares of Class A Subordinate Voting Stock registered hereunder, or upon the exercise of Warrants to Purchase Class A Subordinate Voting Stock registered hereunder, as the case may be. No separate consideration will be received for shares of Class A Subordinate Voting Stock that are issued upon conversion of Debt Securities registered hereunder.

                                   ---------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                 Subject to completion, dated October 23, 2003

                                  PROSPECTUS

                               [Insert MEC Logo]

                           MAGNA ENTERTAINMENT CORP.
                                337 Magna Drive
                            Aurora, Ontario L4G 7K1
                                    Canada
                                (905) 726-2462

                                 $300,000,000

               Debt Securities, Class A Subordinate Voting Stock
                            and Securities Warrants

                                  -----------

     We may sell from time to time, in one or more offerings:

     o  Debt Securities

     o  Class A Subordinate Voting Stock

     o  Warrants to Purchase Debt Securities or Class A Subordinate Voting
        Stock

     Debt Securities may be exchangeable for, or convertible into, other Debt Securities or Class A Subordinate Voting Stock.

     The total offering price of these securities, in the aggregate, will not exceed $300,000,000. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement to this prospectus carefully before you invest. In particular, you should carefully consider the discussion in "Risk Factors" beginning on page 3 of this prospectus before you invest.

     Our Class A Subordinate Voting Stock is traded on the Nasdaq National Market under the symbol "MECA" and on the Toronto Stock Exchange under the symbol "MEC.A". We have not yet determined whether any of the other securities offered hereby will be listed on any exchange or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating thereto will disclose such exchange or market.

     We may offer the securities directly or through underwriters, agents or dealers. The supplements to this prospectus will designate the terms of our plan of distribution. The discussion under the heading "Plan of Distribution" provides more information on this topic.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR OTHER SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS, AND ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       This prospectus is dated ________

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

RISK FACTORS................................................................3
FORWARD-LOOKING STATEMENTS.................................................19
OUR COMPANY................................................................20
EARNINGS RATIOS............................................................20
USE OF PROCEEDS............................................................20
CORPORATE CONSTITUTION.....................................................21
DESCRIPTION OF DEBT SECURITIES.............................................22
DESCRIPTION OF CAPITAL STOCK...............................................41
DESCRIPTION OF SECURITIES WARRANTS.........................................44
PLAN OF DISTRIBUTION.......................................................46
LEGAL MATTERS..............................................................48
EXPERTS....................................................................48
ABOUT THIS PROSPECTUS......................................................48
ADDITIONAL INFORMATION.....................................................49
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................49

                                  -----------

     In this prospectus, when we use the terms "we", "us", "our" and the "Company", we are referring to Magna Entertainment Corp. and its subsidiaries, unless the context otherwise requires. In this prospectus, unless stated otherwise, all references to "U.S. $" or "$" are to U.S. dollars and all references to "Cdn. $" are to Canadian dollars.

     When we use the term "securities" we are referring to any of the debt securities, shares of Class A Subordinate Voting Stock or warrants to purchase debt securities or shares of Class A Subordinate Voting Stock, each as may be offered by this prospectus and the accompanying prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following factors in addition to the other information contained in this prospectus before purchasing any of our securities.

     If any of the following risks, or any of the risks described in the other documents we file with the Securities and Exchange Commission ("SEC") and the Canadian securities regulatory authorities, actually occur, our business, financial condition, operating results and prospects could be materially adversely affected. In that case, our ability to make payments of principal and interest on our debt securities may be limited and the trading price of the shares of our Class A Subordinate Voting Stock or other securities could decline substantially and investors may lose all or part of the value of the shares of our Class A Subordinate Voting Stock or other securities held by them.

     Additional information concerning many of the risks described below is contained in our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated into this prospectus by reference. See "Additional Information" and "Incorporation of Certain Information by Reference".

Risks Regarding Our Company

     We are a relatively new company with a short history of racetrack operations. We must successfully integrate recent racetrack acquisitions or our operating results may be adversely affected.

     We were incorporated approximately five years ago and acquired our first racetrack in December 1998. Accordingly, although all our racetracks have been in operation for some time, we have a relatively short history of owning and operating racetracks. The acquisition of Santa Anita Park was completed in December 1998, the acquisition of Gulfstream Park was completed in September 1999, the acquisition of Remington Park and Thistledown was completed in November 1999, the acquisition of Golden Gate Fields was completed in December 1999, the acquisition of Great Lakes Downs was completed in February 2000, the acquisition of Bay Meadows was completed in November 2000, the acquisition of The Meadows was completed in April 2001, the acquisition of Multnomah Greyhound Park was completed in October 2001, the acquisition of Lone Star Park at Grand Prairie was completed in October 2002, the acquisition of Pimlico Race Course ("Pimlico") and Laurel Park was completed in November 2002 and the acquisition of Flamboro Downs was completed in April 2003. The Portland Meadows facility commenced operations under our management in July 2001 and we assumed the management of the racing operations of Colonial Downs in November 2002. Maronas, the national racetrack of Uruguay, located in Montevideo, re-opened with our assistance in June 2003. Prior to their respective acquisitions or management agreements with us, most of these racetracks had been operated separately under different ownership. Completing the integration of these businesses into our operations will require a significant dedication of management resources and further expansion of our information and other operating systems.

     If we do not successfully integrate our recent acquisitions and any future acquisitions, or if this integration consumes a disproportionate amount of our management's time, then these acquisitions may materially adversely affect our efficiency and, therefore, significantly harm our business.

     We may not be able to obtain financing or may be able to obtain it only on unfavorable terms, which may affect the viability of our expansion and improvement projects or make expansion and improvement more costly.

     We may require substantial additional financing in order to expand and improve our operations, including financing related to alternative gaming facilities, if any such opportunities are available to us. It is possible that this financing will not be available or, if available, will not be available on terms that are favorable to us. On October 10, 2003, we amended and extended our revolving credit facility with a Canadian chartered bank as a $50 million senior credit facility maturing on October 8, 2004. As of October 21, 2003, we had no borrowings under this facility but had issued letters of credit totaling $21.2 million under such facility. There can be no assurance that the amounts, terms and conditions involved in a renewal of the facility will be favorable, or that we will be able to renew the facility at all in October 2004. If we are unable to obtain substantial additional financing on favorable terms, or at all, we may not be able to expand and improve our operations, which could have a material adverse effect on our future profitability.

     Our senior revolving credit facility with a Canadian chartered bank imposes important restrictions on us.

     Our senior revolving credit facility with a Canadian chartered bank, which matures on October 8, 2004, requires us to maintain a debt to earnings before interest, taxes, depreciation and amortization ratio not greater than
3.5 to 1, an interest coverage ratio not lower than 1.5 to 1 and a senior interest coverage ratio not lower than 2.5 to 1, each as calculated under the facility. This revolving credit facility is secured by mortgages on our Santa Anita and Golden Gate racetracks. The credit agreement also contains customary covenants relating to our ability to incur additional indebtedness, make future acquisitions, enter into certain related party transactions, consummate asset dispositions, incur capital expenditures and make restricted payments. These restrictions may limit our ability to expand, pursue our business strategies and obtain additional funds. Our ability to meet these financial ratios and comply with these covenants may be affected by changes in business conditions or results of operations, adverse regulatory developments and other events beyond our control. We cannot assure you that we will meet these financial ratios or continue to comply with these covenants. Failure to comply with these restrictions may result in the occurrence of an event of default under the senior revolving credit facility. Upon the occurrence of an event of default, the lender may terminate the senior revolving credit facility and demand immediate payment of all amounts borrowed by us under that facility, which could adversely affect our ability to repay our debt securities and would adversely affect the trading price of our Class A Subordinate Voting Stock.

     We have recruited most of our senior executive officers from outside the racetrack industry.

     Although our management personnel at our racetracks generally have extensive experience in the racetrack industry, we have recruited most of our senior executive officers from outside the industry. Our chief executive officer, chief operating officer and chief financial officer each joined us during the last three years from outside the industry. This lack of racetrack industry experience may impede the implementation of our strategy and slow our growth.

     Our recent operating income includes gains from the sale of non-core real estate, which sales may soon cease, causing our future operating income and cash flow to decrease.

     Approximately 9% of our earnings before interest, taxes, depreciation and amortization, before write-downs, for the year ended December 31, 2002 resulted from gains from non-core real estate sales. These gains will likely be reduced to zero over the next two years as we endeavor to sell the balance of our non-core real estate portfolio. Additionally, our short-term and annual operating income and cash flow may decline from the prior year due to decreases in non-core real estate sales. If we do not replace these gains or offset these decreases with additional operating income and cash flow from our racetrack operations and other sources, our future operating income and cash flow will decline.

     Our business is heavily concentrated at certain of our racetracks.

     Four of our racetracks, Santa Anita Park, Gulfstream Park, Golden Gate Fields and Bay Meadows, accounted for approximately 64% of our revenue and 197% of our earnings before interest, taxes, depreciation and amortization, before write-downs, for the year ended December 31, 2002. If a business interruption were to occur and continue for a significant length of time at any of these racetracks, or at Pimlico, Lone Star Park at Grand Prairie or Flamboro Downs, it could adversely affect our operating results. Additionally, certain of our other racetrack properties have experienced operating losses before interest, income taxes, depreciation and amortization over the past three years. The operating performance of these racetracks may not improve in the future.

     We are controlled by MI Developments Inc. ("MI Developments") and therefore MI Developments is able to prevent any takeover of us by a third party.

     MI Developments owns all our Class B Stock, which is generally entitled to 20 votes per share, and therefore is able to exercise approximately 96% of the total voting power of our outstanding stock. It is therefore able to elect all our directors and to control us. As a result, MI Developments is able to cause or prevent a change in our control. See "Description of Capital Stock - Takeover Protection".

     Our relationship with MI Developments is not at "arm's length", and therefore MI Developments may influence us to make decisions that are not in the best interests of our other stockholders.

     Our relationship with MI Developments is not at "arm's length". In addition to the ownership of our stock as described in the preceding risk factor (and in the risks described below in "-- Risks Relating to Our Securities -- Sales of our Class A Subordinate Voting Stock by MI Developments or by certain other of our significant stockholders under our shelf registration statements could depress our stock price"), two members of our board of directors are also members of MI Developments' board of directors, including our chairman, who is also the chairman of MI Developments. In some cases, the interests of MI Developments may not be the same as those of our other stockholders, and conflicts of interest may arise from time to time that may be resolved in a manner detrimental to us or our minority stockholders. MI Developments is able to cause us to effect certain corporate transactions without the consent of the holders of our Class A Subordinate Voting Stock, subject to applicable law and the fiduciary duties of our directors and officers. Consequently, transactions effected between us and MI Developments may not be on the same terms as could be obtained from independent parties, resulting in the possibility of our minority stockholders' interests being compromised.

     If we do not identify, negotiate and complete a sufficient number of strategic acquisitions, we may not achieve our business plan and our growth prospects may suffer.

     Our current business plan calls for us to continue to selectively pursue strategic acquisitions. Our future profitability will depend to some degree upon the ability of our management to identify, complete and successfully integrate commercially viable acquisitions. If we do not do so for any reason, we may not be able to implement our business plan successfully, or grow as quickly as we anticipate, and this could have a material adverse effect on our future profitability.

     Our management may have broad discretion over the use of proceeds from any offering of securities described in this prospectus, and may spend the proceeds in ways with which you do not agree.

     Our management may retain broad discretion as to the use of proceeds from any offering of securities described in this prospectus. Accordingly, you may not have an opportunity to evaluate the specific uses of those proceeds and you may not agree with those uses. Our failure to use the proceeds effectively could have an adverse effect on our business, financial condition, operating results and prospects.

     We are exposed to currency exchange rate fluctuations.

     Our business outside the United States is generally transacted in currencies other than U.S. dollars. Fluctuations in currencies relative to the U.S. dollar may make it more difficult to perform period-to-period comparisons of our operating results. Moreover, fluctuations in the U.S. dollar relative to currencies in which earnings are generated outside the United States could result in a reduction in our profitability as reported in U.S. dollars.

Risks Relating to Our Gaming Operations

     A decline in the popularity of horse racing could adversely impact our business.

     The continued popularity of horse racing is important to our growth plans and our operating results. Our business plan anticipates our attracting new customers to our racetracks, off-track betting facilities and account wagering operations. Even if we are successful in making acquisitions and expanding and improving our current operations, we may not be able to attract a sufficient number of new customers to achieve our business plan. Public tastes are unpredictable and subject to change. Any decline in interest in horse racing or any change in public tastes may adversely affect our revenues and, therefore, our operating results.

     Declining on-track attendance and increasing competition in simulcasting may materially adversely affect our operating results.

     There has been a general decline in the number of people attending and wagering at live horse races at North American racetracks due to a number of factors, including increased competition from other forms of gaming, unwillingness of customers to travel a significant distance to racetracks and the increasing availability of off-track wagering. The declining attendance at live horse racing events has prompted racetracks to rely increasingly on revenues from inter-track, off-track and account wagering markets. The industry-wide focus on inter-track, off-track and account wagering markets has increased competition among racetracks for outlets to simulcast their live races. A continued decrease in attendance at live events and in on-track wagering, as well as increased competition in the inter-track, off-track and account wagering markets, could lead to a decrease in the amount wagered at our facilities and on races conducted at our racetracks and may materially adversely affect our business, financial condition, operating results and prospects.

         Our gaming activities are dependent on governmental regulation and approvals. Amendments to such regulation or the failure to obtain such approvals could adversely affect our business.

         All our pari-mutuel wagering operations are contingent upon the continued governmental approval of these operations as forms of legalized gaming. All our current gaming operations are subject to extensive governmental regulation and could be subjected at any time to additional or more restrictive regulation, or banned entirely.

     We may be unable to obtain, maintain or renew all governmental licenses, registrations, permits and approvals necessary for the operation of our pari-mutuel wagering and other gaming facilities. Licenses to conduct live horse racing and simulcast wagering must be obtained from each jurisdiction's regulatory authority, in many cases annually. The denial, loss or non-renewal of any of our licenses, registrations, permits or approvals may materially limit the number of races we conduct or the form or types of pari-mutuel wagering we offer, and could have a material adverse effect on our business. In addition, we currently devote significant financial and management resources to complying with the various governmental regulations to which our operations are subject. Any significant increase in governmental regulation would increase the amount of our resources devoted to governmental compliance, could substantially restrict our business, and could materially adversely affect our operating results.

     The passage of legislation permitting alternative gaming at racetracks, such as slot machines, video lottery terminals and other forms of non-pari-mutuel gaming, can be a long and uncertain process. A decision to prohibit, delay or remove alternative gaming rights at racetracks by the government or the citizens of a state, or other jurisdiction, in which we own or operate a racetrack, could adversely affect our business or prospects.

     There has been speculation, by members of the media, investment analysts and our employees and other representatives, as to the probability and potential impact of the passage of legislation permitting alternative gaming at racetracks in various states in the United States. This has been especially prevalent over the last year with the conclusion of the mid-term elections in November 2002, and as alternative gaming at racetracks has become an issue for consideration in some states.

     While certain candidates who publicly advocated alternative gaming at racetracks were elected, there can be no assurance that alternative gaming at racetracks will become permitted in those states, or if it does, what the timetable, conditions, terms of income or revenue sharing, or other feasibility factors will be. It is possible that public reaction or other factors may cause these persons to change their stance on this issue or call for a public referendum to determine whether and how to proceed. It is also difficult to predict accurately which issues will become priority agenda items during a legislative session.

     In the event that alternative gaming legislation is enacted in a given state or other jurisdiction, there can be no certainty as to the terms of such legislation or regulations, including the timetable for commencement, the conditions and feasibility of operation and whether alternative gaming rights are to be limited to racetracks. If we were to proceed to conduct alternative gaming in such a situation, there may be significant costs and other resources to be expended, and there will be significant risks involved, including the risk of changes in the enabling legislation, that may have a material adverse effect on the relevant racetrack's operations and profitability.

     The regulatory risks and uncertainties that are inherent in the conduct of alternative gaming also apply in other jurisdictions outside the United States. In the province of Ontario, the location of Flamboro Downs, racetracks are permitted to serve as landlord to slot operations conducted by a government corporation. Under that arrangement, the racetrack retains 20% of the "net win" (slot machine revenues minus payout to slot players), with one-half of that amount distributed to the horsemen and the other half being retained by the racetrack owner. There can be no assurance as to how long this arrangement will continue, or, if it does, whether the terms will remain the same. Similarly, we commenced development of a horse racetrack combined with a gaming and entertainment center on property located approximately 15 miles south of Vienna, Austria, in anticipation of concluding joint venture negotiations with an Austrian third party and receiving the requisite racing and gaming licenses. Ultimately, those negotiations may not be successful or we may not obtain the necessary licenses. If we are unable to complete this development as planned, we may record a substantial write-down of the carrying value of this property.

     Any future expansion of our gaming operations will likely require us to obtain additional governmental approvals or, in some cases, amendments to current laws governing such activities.

     The high degree of regulation in the gaming industry is a significant obstacle to our growth strategy, especially with respect to account wagering, including telephone, interactive television and Internet-based wagering. Account wagering may currently be conducted only through hubs or bases located in certain states. Our expansion opportunities in this area will be limited unless more states amend their laws to permit account wagering or, in the alternative, if states take action to make such activities unlawful. In addition, the licensing and legislative amendment processes can be both lengthy and costly, and we may not be successful in obtaining required licenses, registrations, permits and approvals.

     In the past, certain state attorneys general, district attorneys and other law enforcement officials have expressed concern over the legality of interstate account wagering. In December 2000, legislation was enacted in the United States that amends the Interstate Horseracing Act of 1978. We believe that this amendment clarifies that inter-track simulcasting, off-track betting and account wagering, as currently conducted by the U.S. horse racing industry, are authorized under U.S. federal law. The amendment may not be interpreted in this manner by all concerned, however, and there may be challenges to these activities by both state and federal law enforcement authorities, which could have a material adverse impact on our business, financial condition, operating results and prospects.

     From time to time, the United States Congress has considered legislation that would either inhibit or restrict Internet gambling in general or inhibit or restrict the use of certain financial instruments, including credit cards, to provide funds for account wagering. For example, on June 13, 2003, the United States House of Representatives approved a bill in the form of the Unlawful Internet Gambling Funding Prohibition Act that, if enacted, would prohibit the use of credit cards, checks, electronic funds transfers and certain other funding methods for most forms of Internet gambling. The United States Senate Banking, Housing and Urban Affairs Committee adopted a different bill with a similar effect on August 31, 2003; however, this bill still needs to be considered by the full Senate. While each of these recent bills contain exemptions which we believe are intended at the very least to permit such funding for account wagering under certain conditions in states that authorize account wagering, it is unclear whether and to what extent such exemptions will remain in any Internet gambling funding bill that ultimately may be enacted, or the extent to which we will be able to utilize those exemptions with respect to our account wagering operations as currently conducted. Moreover, although it is difficult to predict the ultimate chances for passage of any given legislation, it is anticipated that legislation will continue to be introduced in the United States Congress or elsewhere that will seek to restrict, regulate or potentially ban altogether Internet gambling. Furthermore, even in the absence of legislation, certain financial institutions have begun to block the use of credit cards issued by them for Internet gambling, either voluntarily or as part of a settlement with the office of the Attorney General for New York. Legislation or actions of this nature, if enacted or implemented without providing for a meaningful exception to allow account wagering to be conducted as it is currently being conducted by the U.S. horse racing industry, could inhibit account wagering by restricting or prohibiting its use altogether or, at a minimum, by restricting or prohibiting the use of credit cards and other commonly used financial instruments to fund wagering accounts. If enacted or implemented, these or any other forms of legislation or practices restricting account wagering could cause our business and its growth to suffer.

         Implementation of some of the recommendations of the National Gambling Impact Study Commission may harm our growth prospects.

     In August 1996, the United States Congress established the National Gambling Impact Study Commission to conduct a comprehensive study of the social and economic effects of the gambling industry in the United States. This commission reviewed existing federal, state and local policy and practices with respect to the legalization or prohibition of gambling activities with the aim of formulating and proposing changes in these policies and practices and recommending legislation and administrative actions for these proposed changes. On April 28, 1999, the Commission voted to recommend that there be a pause in the expansion of gaming. On June 18, 1999, the Commission issued a report setting out its findings and conclusions, together with recommendations for legislation and administrative actions. Some of the recommendations were:

o prohibiting Internet gambling that was not already authorized within the United States or among parties in the United States and any foreign jurisdiction;

o limiting the expansion of gambling into homes through such mediums as account wagering; and

o banning the introduction of casino-style gambling into pari-mutuel facilities for the primary purpose of saving a pari-mutuel facility that the market has determined no longer serves the community or for the purpose of competing with other forms of gaming.

     The recommendations made by the National Gambling Impact Study Commission could result in the enactment of new laws and/or the adoption of new regulations in the United States, which would materially adversely impact the gambling industry in the United States in general or our segment in particular and consequently may threaten our growth prospects.

     We face significant competition from other racetrack operators, including those in states where more extensive gaming options are authorized, which could hurt our operating results.

     We face significant competition in each of the jurisdictions in which we operate racetracks and we expect this competition to intensify as new racetrack operators enter our markets and existing competitors expand their operations and consolidate management of multiple racetracks. In addition, the introduction of legislation enabling slot machines or video lottery terminals to be installed at racetracks in certain states allows those racetracks to increase their purses and compete more effectively with us for horse owners, trainers and customers. One of our competitors, Churchill Downs Inc., has been in operation for a much longer period of time than we have and may have greater name recognition. Competition from existing racetrack operators, as well as the addition of new competitors, may hurt our future performance and operating results.

     In addition, Florida tax laws have historically discouraged the three Miami-area horse racetracks, Gulfstream Park, Hialeah Park (which no longer hosts live racing) and Calder Race Course, from scheduling concurrent races. A change in the tax structure, effective as of July 1, 2001, has eliminated this deterrent. As a result, our Gulfstream Park racetrack may face direct competition from other Miami-area horse racetracks in the future. This competition could significantly affect the operating results of Gulfstream Park which could reduce our overall profitability.

     Competition from non-racetrack gaming operators may reduce the amount wagered at our facilities and materially adversely affect our operating results.

     We compete for customers with casinos, sports wagering services and other non-racetrack gaming operators, including government-sponsored lotteries, which benefit from numerous distribution channels, including supermarkets and convenience stores, as well as from frequent and extensive advertising campaigns. We do not enjoy the same access to the gaming public or possess the advertising resources that are available to government-sponsored lotteries as well as some of our other non-racetrack competitors, which may adversely affect our ability to compete effectively with them.

     We currently face significant competition from Internet and other forms of account wagering, which may reduce our profitability.

     Internet and other account wagering gaming services allow their customers to wager on a wide variety of sporting events and casino games from home. The National Gambling Impact Study Commission's June 1999 report estimated that there were over 250 on-line casinos, 64 lotteries, 20 bingo games and 139 sports wagering services offering gambling over the Internet. Total industry-wide Internet gaming revenues are estimated to have grown from approximately $1.1 billion in 1999 to approximately $2.5 billion in 2001, according to Bear, Stearns & Co. Inc. in its 2002-2003 North American Gaming Almanac. That report also estimates 2002 total industry-wide Internet gaming revenues at $3.5 billion and projects a 2003 level of $4.2 billion. Although many on-line wagering services are operating from offshore locations in violation of U.S. law by accepting wagers from U.S. residents, they may divert wagering dollars from legitimate wagering venues such as our racetracks and account wagering operations. Moreover, our racetrack operations generally require greater ongoing capital expenditures in order to expand our business than the capital expenditures required by Internet and other account wagering gaming operators. Currently, we cannot offer the diverse gaming options provided by many Internet and other account wagering gaming operators and may face significantly greater costs in operating our business. Our inability to compete successfully with these operators could hurt our business.

     In addition, the market for account wagering is affected by changing technology. Our ability to anticipate such changes and to develop and introduce new and enhanced services on a timely basis will be a significant factor in our ability to expand, remain competitive and attract new customers.

     Expansion of gaming conducted by Native American groups may lead to increased competition in our industry, which may negatively impact our growth and profitability.

     In March 2000, the California state constitution was amended, resulting in the expansion of gaming activities permitted to be conducted by Native American groups in California. This may lead to increased competition and may have an adverse effect on the profitability of Santa Anita Park, Golden Gate Fields, Bay Meadows and our future growth in California. It may also affect the purses that those tracks are able to offer and therefore adversely affect our ability to attract top horses.

     Several Native American groups in Florida have recently expressed interest in opening or expanding existing casinos in southern Florida, which could compete with Gulfstream Park and reduce its profitability.

     Moreover, other Native American groups may open or expand casinos in other regions of the country where we currently operate, or plan to operate, racetracks or other gaming operations. Any such competition from Native American groups could adversely affect our growth and profitability.

     Some jurisdictions view our operations primarily as a means of raising taxes, and therefore we are particularly vulnerable to additional or increased taxes and fees.

     We believe that the prospect of raising significant additional revenue through taxes and fees is one of the primary reasons that certain jurisdictions permit legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to the normal federal, state, provincial and local income taxes, and such taxes and fees may be increased at any time. From time to time, legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. For instance, U.S. legislators have proposed the imposition of a U.S. federal tax on gross gaming revenues. It is not possible to determine with certainty the likelihood of any such changes in tax laws or their administration; however, if enacted, such changes could have a material adverse effect on our business.

     The 2002 Breeders' Cup Pick 6 controversy could cause a decline in bettor confidence and result in changes to legislation, regulation, or industry practices of the horse racing industry, which could materially reduce the amount wagered on horse racing and increase our costs, and therefore adversely affect our revenue and operating results.

     On October 26, 2002, in connection with the Breeders' Cup World Thoroughbred Championships held at Arlington Park in Chicago, Illinois, only one person placed winning bets on the Pick 6, a bet to pick the winning horse in six consecutive races. The bettor purchased all six winning tickets, valued at more than $2.5 million, through an off-track betting ("OTB") telephone system. Payment of the winnings was withheld when an examination of the winning bets revealed an unusual betting pattern. Scientific Games Corporation ("Scientific Games"), the parent company of Autotote Systems, Inc. ("Autotote Systems"), later announced that it had fired an employee who had allegedly accessed the totalisator system operated by Autotote Systems, altered the winning Pick 6 tickets, and erased the record of his access. The Federal Bureau of Investigation conducted an investigation, and three individuals pleaded guilty in federal court to conspiring to commit fraud and money laundering. On December 4, 2002, a class-action lawsuit against Autotote Systems and Scientific Games was filed in Los Angeles Superior Court seeking unspecified monetary damages suffered by Jimmy Allard and other bettors. In the suit, the plaintiffs allege that Autotote Systems and Scientific Games were negligent and engaged in deceptive and unfair practices. In addition, the pari-mutuel pool for the Breeders' Cup Pick 6 remained frozen for almost five months in an interest-bearing escrow account, despite legal attempts by certain entities to have the appropriate payout distributed to ticketholders with five of six winners. The United States Attorney for the Southern District of New York authorized the release of the funds on March 20, 2003, following the sentencing of the three perpetrators.

     The National Thoroughbred Racing Association, an industry association, formed a task force to examine the Pick 6 controversy and make recommendations. This task force has retained Ernst & Young LLP to perform an examination of the internal controls and system security of the totalisator systems of the three companies that collectively provide substantially all the totalisator service to the North American horse racing industry. The mandate of the Ernst & Young LLP examination is to recommend best practices to be implemented by the totalisator companies concerning the internal controls and system security of their totalisator systems. The preliminary report of the task force was released in August 2003.

     The impact of the Pick 6 controversy is uncertain. A perceived lack of integrity or security could result in a decline in bettor confidence, and would likely lead to a decline in the amount wagered on horse racing. Further negative publicity concerning the Pick 6 controversy, further negative information being discovered as a result of the FBI or any other investigation, and any negative information concerning the internal controls and security of the totalisator systems may materially reduce the amount wagered on horse racing and the revenue and earnings of companies engaged in the horse racing industry, including us. The Pick 6 controversy has also caused the horse racing industry to focus on another area of bettor concern, late odds changes, which sometimes occur as odds updates in the totalisator system cause significant changes in the odds after a race has commenced. The Pick 6 controversy and this industry focus on late odds changes may lead to changes in legislation, regulation, or industry practices, which could result in a material reduction in the amount wagered on horse racing and in the revenue and earnings of companies engaged in the horse racing industry, including us.

     If we pay persons who place fraudulent "winning" wagers, we would remain liable to pay the holders of the proper winning wagers the full amount due to them.

     As indicated by the Pick 6 controversy described in the preceding risk factor, we may be subject to fraudulent claims for millions of dollars. If we paid those claims, we would remain liable to the holders of the proper winning wagers for the full amount due to them and would have the responsibility to attempt to recover the money that we paid on the fraudulent claims. We may not be able to recover that money, which would adversely affect our operating results.

     Our operating results fluctuate seasonally and may be impacted by a reduction in live racing dates due to regulatory factors.

     We experience significant fluctuations in quarterly operating results due to the seasonality associated with the racing schedules at our racetracks. Generally, our revenues from racetrack operations are greater in the first quarter of the calendar year than in any other quarter. We have a limited number of live racing dates at each of our racetracks and the number of live racing dates varies somewhat from year to year. The allocation of live racing dates in most of the jurisdictions in which we operate is subject to regulatory approval from year to year and, in any given year, we may not receive the same or more racing dates than we have had in prior years. We are also faced with the prospect that competing racetracks may seek to have some of our historical dates allocated to them. A significant decrease in the number of our live racing dates would reduce our revenues and cause our business to suffer.

     Unfavorable weather conditions may result in a reduction in the number of races we hold.

     Since horse racing is conducted outdoors, unfavorable weather conditions, including extremely high or low temperatures, excessive precipitation, storms or hurricanes, may cause races to be cancelled or may reduce attendance and wagering. Since a substantial portion of our operating expenses is fixed, a reduction in the number of races held or the number of horses racing due to unfavorable weather would reduce our revenues and cause our business to suffer.

     The current lease of the Bay Meadows property expires on December 31, 2003 and may not be renewed.

     The lease of our Bay Meadows property is scheduled to expire on December 31, 2003, and discussions are currently underway with the landlord to extend the term of the lease. We are also exploring various alternative venues, including vacant land that we purchased in Dixon, California for future development, to conduct the racing dates currently held at Bay Meadows after the expiry of the lease term. We are uncertain as to the likelihood of the renewal of this lease or the terms upon which such renewal may be achieved. There can also be no assurance that we will be successful in obtaining the necessary regulatory approvals to run these racing dates at another racetrack operated by us in northern California if the lease is not extended. If the lease is not renewed on favorable terms or if the lease is not renewed at all and we conduct the Bay Meadows racing dates at another of our racetracks, we may suffer a reduction in revenues and earnings at Bay Meadows, which could materially adversely affect our operating results.

     In the state of Maryland, our revenue sharing and operations agreement with the owner of Rosecroft Raceway may not be assumed by the intended purchaser of the assets of Rosecroft Raceway, and in any event, such agreement terminates on March 31, 2004.

     The Maryland Jockey Club, the trade name for the entities that own and operate Pimlico and Laurel Park, is a party to a Cross-Breed Horseracing Revenue Sharing and Operations Agreement (the "Maryland Revenue Sharing Agreement") with Cloverleaf Enterprises, Inc. ("Cloverleaf"), the owner of Rosecroft Raceway ("Rosecroft"), a standardbred track located in Prince George's County in Maryland. The Maryland Revenue Sharing Agreement was effective as of January 1, 2000 and expires March 31, 2004.

     The Maryland Revenue Sharing Agreement provides for wagering to be conducted, both day and night, on live and simulcast thoroughbred and harness races at Pimlico, Laurel Park and Rosecroft and the three Maryland OTBs operated by them. Under the agreement, wagering revenue from these sources is pooled and certain expenses and obligations are pooled and paid from those revenues to generate net wagering revenue. This net wagering revenue is then distributed 80% to The Maryland Jockey Club and 20% to Rosecroft. This agreement was entered into to resolve all issues relating to Maryland law, which prevents thoroughbred tracks in Maryland from offering live racing or accepting simulcast wagering after 6:15 p.m. without Rosecroft's consent and the federal Interstate Horseracing Act which provides that, without the consent of The Maryland Jockey Club, Rosecroft cannot accept simulcast wagering on horse racing during the times that Pimlico or Laurel are running live races.

     It has been announced that Centaur, Inc. has contracted with Cloverleaf to acquire the assets of Rosecroft, subject to certain conditions (including the approval of the Maryland Racing Commission). Centaur, Inc. has announced its intentions not to assume the obligations of the Maryland Revenue Sharing Agreement as part of that sale, which failure to assume may result in litigation. In the event of the non-assumption by Centaur or the expiry on March 31, 2004 of the Maryland Revenue Sharing Agreement, the Company will be required to renegotiate an agreement with Centaur. Such renegotiation, or the failure to reach a new agreement, may result in a decline in the revenues of The Maryland Jockey Club that materially adversely affects our operating results.

     We provide management services to Colonial Downs and Maronas pursuant to management contracts which are dependent on third party actions and events over which we have limited control.

     The revenues that we receive from our operations in Virginia through the management of the Colonial Downs race meets and pari-mutuel wagering system are highly dependent on the business strategy of Colonial Downs, over which we have limited control. Moreover, our Virginia operations are highly dependent on Colonial Downs' ability to maintain the owner's and operator's licenses issued to it by the Virginia Racing Commission, over which we have limited control. In addition, our management contract with Colonial Downs provides for a one-half reduction in the management fee we receive if and to the extent that non-pari-mutuel gaming activities become authorized and are conducted by us in Maryland but are not authorized and conducted in Virginia.

     The revenues that we receive by providing management services to Maronas, a thoroughbred racetrack in Montevideo, Uruguay, are somewhat dependent on the business strategy of Maronas, over which we have limited control. These revenues are also highly dependent on Maronas' ability to maintain licenses and permits pursuant to which it operates under the law of Uruguay and over which we have limited control.

     The profitability of our racetracks is partially dependent upon the size of the local horse population in the areas in which our racetracks are located.

     Horse population is a factor in a racetrack's profitability because it generally affects the average number of horses (i.e., the average "field size") that run in races. Larger field sizes generally mean increased wagering and higher wagering revenues due to a number of factors, including the availability of exotic bets (such as "exacta" and "trifecta" wagers). Various factors have led to declines in the horse population in certain areas of the country, including competition from racetracks in other areas, increased costs and changing economic returns for owners and breeders, and Mare Reproductive Loss Syndrome, which caused a large number of mares in Kentucky to sustain late term abortions or early embryonic loss in 2001. If we are unable to attract horse owners to stable and race their horses at our tracks by offering a competitive environment, including improved facilities, well-maintained racetracks, better living conditions for backstretch personnel involved in the care and training of horses stabled at our tracks, and a competitive purse structure, our profitability could decrease.

     We depend on agreements with our horsemen's industry associations to operate our business.

     The U.S. Interstate Horseracing Act of 1978, as well as various state racing laws, require that, in order to simulcast races, we have written agreements with the horsemen at our racetracks, who are represented by industry associations. In some jurisdictions, if we fail to maintain operative agreements with the industry associations, we may not be permitted to conduct live racing or simulcasting at tracks within those jurisdictions. In addition, our simulcasting agreements are generally subject to the approval of the industry associations. Should we fail to renew existing agreements with the industry associations on satisfactory terms or fail to obtain approval for new simulcast agreements, we would lose revenues and our operating results would suffer.

     If we are unable to continue to negotiate satisfactory union contracts, some of our employees may commence a strike. A strike by our employees or a work stoppage by backstretch personnel, who are employed by horse owners and trainers, may lead to lost revenues and could have a material adverse effect on our business.

     As of December 31, 2002, we employed approximately 5,100 full-time employees, approximately 3,000 of whom were represented by unions. A strike or other work stoppage by our employees could lead to lost revenues and have a material adverse effect on our business, financial condition, operating results and prospects.

     Legislation enacted in California could facilitate the organization of backstretch personnel in that state. A strike by backstretch personnel could, even though they are not our employees, lead to lost revenues and therefore hurt our operating results.

     An earthquake in California could interrupt our operations at Santa Anita Park, Golden Gate Fields and Bay Meadows, which would adversely impact our cash flow from these racetracks.

     Three of our largest racetracks, Santa Anita Park, Golden Gate Fields and Bay Meadows, are located in California and are therefore subject to earthquake risks. We do not maintain significant earthquake insurance on the structures at our California racetracks. We maintain fire insurance for fire risks, including those resulting from earthquakes, subject to policy limits and deductibles. There can be no assurance that earthquakes or the fires often caused by earthquakes will not seriously damage our California racetracks and related properties or that the recoverable amount of insurance proceeds will be sufficient to fully cover reconstruction costs and other losses. If an uninsured or underinsured loss occurs, we could lose anticipated revenue and cash flow from our California racetracks.

     Our business depends on providers of totalisator services.

     In purchasing and selling our pari-mutuel wagering products, our customers depend on information provided by each of the three main totalisator companies operating in North America, including Amtote International, Inc. ("Amtote"), in which we own a 30% equity interest. These totalisator companies provide the computer systems that accumulate wagers, record sales, calculate payoffs and display wagering data. The loss of any of the totalisator companies as a provider of these critical services would decrease competition in the market for those services and could result in an increase in the cost to obtain them. Additionally, the failure of the totalisator companies to keep their technology current could limit our ability to serve customers effectively, develop new forms of wagering, or ensure a sufficient level of wagering security. Because of the highly specialized nature of these services, replicating these totalisator services would be expensive.

     A decline in general economic conditions could adversely affect our business.

     Our operations are affected by general economic conditions, and therefore our future success is unpredictable. The demand for entertainment and leisure activities tends to be highly sensitive to consumers' disposable incomes, and thus a decline in general economic conditions may lead to our customers having less discretionary income to wager on horse racing. In 2002 and the first six months of 2003, the weak U.S. economy had a negative impact on our operating results and if the economy deteriorates further, the consequent reduction in our revenues could have a material adverse effect on our operating results.

Real Estate Ownership and Development Risks

     Our ownership and development of real estate is subject to risks and may involve significant ongoing expenditures or losses that could adversely affect our operating results.

     All real estate investments are subject to risks including: general economic conditions, such as the availability and cost of financing; local real estate conditions, such as an oversupply of residential, office, retail or warehousing space, or a reduction in demand for real estate in the area; governmental regulation, including taxation of property and environmental legislation; and the attractiveness of properties to potential purchasers or tenants. The real estate industry is also capital intensive and sensitive to interest rates. Further, significant expenditures, including property taxes, mortgage payments, maintenance costs, insurance costs and related charges, must be made throughout the period of ownership of real property, which expenditures may negatively impact our operating results.

     We may not be able to sell or otherwise monetize some of our non-core real estate, excess racing real estate and revenue-producing non-racing real estate when we need to or at the price we want, which may materially adversely affect our financial condition.

     At times, it may be difficult for us to dispose of or otherwise monetize some of our non-core real estate, excess racing real estate and revenue-producing non-racing real estate. The costs of holding real estate may be high and, during a recession, we may be faced with ongoing expenditures with little prospect of earning revenue on our non-core real estate and excess racing real estate properties. If we have inadequate cash reserves or credit facilities, we may have to dispose of properties at prices that are substantially below the prices we desire, and in some cases, below the prices we originally paid for the properties, which may materially adversely affect our financial condition and our growth plans.

     We require governmental approvals for some of our properties which may take a long time to obtain or which may not be granted, either of which could materially adversely affect our existing business or our growth.

     Some of our properties will require zoning and other approvals from local government agencies. The process of obtaining these approvals may take many months and we might not obtain the necessary approvals. Furthermore, in the case of certain land to be held by us in Aurora, Ontario, the transfer of this land to us from Magna International Inc. ("Magna International") is conditional on our obtaining permission to sever the land from adjoining properties and other approvals. If we do not obtain these approvals, we may not ultimately acquire this land. Holding costs, while regulatory approvals are being sought, and delays may render a project economically unfeasible. If we do not obtain all of our necessary approvals, our plans, growth and profitability could be materially adversely affected.

     We may not be able to complete expansion projects successfully and on time, which would materially adversely affect our growth and our operating results.

     We intend to further develop our racetracks and expand our gaming activities. Numerous factors, including regulatory and financial constraints, could cause us to alter, delay or abandon our existing plans. If we proceed to develop new facilities or enhance our existing facilities, we face numerous risks that could require substantial changes to our plans. These risks include the inability to secure all required permits and the failure to resolve potential land use issues, as well as risks typically associated with any construction project, including possible shortages of materials or skilled labor, unforeseen engineering or environmental problems, delays and work stoppages, weather interference and unanticipated cost overruns. For example, Santa Anita Park completed certain upgrades to its facilities in 1999. The disruption caused by these upgrades was greater than anticipated and reduced the total amount wagered at Santa Anita Park's simulcast wagering facilities and attendance at The Oak Tree Meet in 1999. Even if completed in a timely manner, our expansion projects may not be successful, which would affect our growth and could have a material adverse effect on our future profitability.

     We have deferred a decision on the proposed redevelopment of Gulfstream Park in Florida. If we proceed with such redevelopment, we will schedule the project to minimize any interference with Gulfstream Park's racing season, but there is a risk that the redevelopment will not be completed according to schedule, in which case it could cause us to disrupt a racing season and result in a reduction in the revenues and earnings generated at Gulfstream Park during that season.

     We are currently subject to an agreement with the Maryland Racing Commission that requires us to expend at least $15 million on capital improvements to the Laurel Park and Pimlico racetracks and the thoroughbred training facility in Bowie, Maryland, together with their related facilities and operations, between January 1, 2003 and June 30, 2004. We will endeavor to schedule the work for these expenditures to minimize interference with the respective racing seasons, but given the short timeline, that cannot be assured. If there is interference with the racing seasons of either of Pimlico or Laurel Park, or the project plans are not completed according to schedule, it could result in a reduction in the revenues and earnings generated at those racetracks.

     We face strict environmental regulation and may be subject to liability for environmental damage, which could materially adversely affect our financial results.

     We are subject to a wide range of requirements under environmental laws and regulations relating to waste water discharge, waste management and storage of hazardous substances. Compliance with environmental laws and regulations can, in some circumstances, require significant capital expenditures. Moreover, violations can result in significant penalties and, in some cases, interruption or cessation of operations. We were involved in a dispute with the United States Environmental Protection Agency involving the Portland Meadows racetrack, which we currently lease and operate, which dispute caused us to postpone the planned opening of the 2001-2002 meet at that facility on September 1, 2001 and also to conclude the 2001-2002 meet early, on February 10, 2002.

     Furthermore, we may not have all required environmental permits and we may not otherwise be in compliance with all applicable environmental requirements. Where we do not have an environmental permit but one may be required, we will determine if one is in fact required and, if so, will seek to obtain one and address any related compliance issues, which may require significant capital expenditures.

     Various environmental laws and regulations in the United States, Canada and Europe impose liability on us as a current or previous owner and manager of real property, for the cost of maintenance, removal and remediation of hazardous substances released or deposited on or in properties now or previously owned or managed by us or disposed of in other locations. Our ability to sell properties with hazardous substance contamination or to borrow money using that property as collateral may also be uncertain.

     Changes to environmental laws and regulations, resulting in more stringent terms of compliance, or the enactment of new environmental legislation, could expose us to additional liabilities and ongoing expenses.

     Any of these environmental issues could have a material adverse effect on our business.

Risks Relating to Our Securities

     Our stock price may be volatile, and future issuances or sales of our stock may decrease our stock price.

     The trading price of our Class A Subordinate Voting Stock has experienced, and may continue to experience, substantial volatility. The following factors have had, and may continue to have, a significant effect on the market price of our Class A Subordinate Voting Stock:

o  our historical and anticipated operating results;

o the announcement of new wagering and gaming opportunities by us or our competitors;

o the passage or anticipated passage of legislation affecting horse racing or gaming;

o  developments affecting the horse racing or gaming industries generally;

o sales or other issuances or the perception of potential sales or issuances, including in connection with our past and future acquisitions, of substantial amounts of our shares;

o sales or the expectation of sales by MI Developments of a portion of our shares held by it, or by our other significant stockholders; and

o  a shift in investor interest away from the gaming industry, in general.

     These factors could have a material adverse effect on the market price of our Class A Subordinate Voting Stock and other securities, regardless of our financial condition and operating results.

     The trading price of our Class A Subordinate Voting Stock could decrease as a result of our issuing additional shares as consideration for future acquisitions.

     We may issue our Class A Subordinate Voting Stock as full or partial consideration in connection with future acquisitions. To the extent that we do so, the percentage of our common equity and voting stock that our existing stockholders own will decrease and, particularly if such acquisitions do not contribute proportionately to our profitability, the trading price of our shares may also decrease.

     Sales of our Class A Subordinate Voting Stock by MI Developments or by certain other of our significant stockholders under our shelf registration statements could depress our stock price.

     As of the date of this prospectus, MI Developments owns, directly or indirectly, 4,362,328 shares of our Class A Subordinate Voting Stock and 58,466,056 shares of our Class B Stock (which are convertible into shares of our Class A Subordinate Voting Stock on a one-for-one basis). In addition, we have an effective shelf registration statement that permits the secondary sale of shares of our Class A Subordinate Voting Stock by some of our stockholders who received those shares in connection with our past acquisitions. A total of 857,401 shares covered by that shelf registration statement remain unsold. We also have effective shelf registration statements covering up to 8,823,529 shares of our Class A Subordinate Voting Stock issuable upon the conversion of $75.0 million aggregate outstanding principal amount of our 7 1/4% Convertible Subordinated Notes due December 15, 2009 and up to 21,276,595 shares of our Class A Subordinate Voting Stock issuable upon the conversion of $150.0 million aggregate principal amount of our 8.55% Convertible Subordinated Notes due June 15, 2010. Sales of a substantial number of shares of our Class A Subordinate Voting Stock, either by MI Developments or under our shelf registration statements, could depress the prevailing market price of our Class A Subordinate Voting Stock.

     We do not plan to pay dividends until 2004, if at all.

     We have not paid any dividends to date on our Class A Subordinate Voting Stock, we do not plan to pay any dividends until 2004 and we may not pay dividends then, or ever. See `Corporate Constitution - Required Allocations - Dividends".

     Our debt securities are subject to risks associated with debt financing.

     Our debt securities are subject to the following risks associated with debt financing:

o the risk that cash flow from operations will be insufficient to meet required payments of principal and interest;

o the risk that, to the extent that we maintain floating rate indebtedness, interest rates will fluctuate; and

o risks resulting from the fact that the indentures or other agreements governing our debt securities and credit facilities may contain covenants imposing certain limitations on our ability to acquire and dispose of assets and otherwise conduct and finance our business.

     In addition, although we anticipate that we will be able to repay or refinance any indebtedness that we incur when it matures, we may not be able to do so, and the terms of any refinancings of our indebtedness may not be favorable to us. Our leverage may have important consequences including the following:

o our ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes may be impaired, or such financing may not be available on terms favorable to us;

o a substantial decrease in our operating cash flow or an increase in our expenses could make it difficult for us to meet our debt service requirements and force us to modify our operations; and

o our higher level of debt and resulting interest expense may place us at a competitive disadvantage with respect to a competitor with lower amounts of indebtedness and/or higher credit ratings.

                          FORWARD-LOOKING STATEMENTS

     This prospectus, including documents incorporated by reference, contains "forward-looking statements" as defined by the U.S. Securities Act of 1933, as amended (the "Securities Act"), and the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements may include, among others, statements regarding: expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new racetracks and other developments, products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other risks or matters will not have a material adverse effect on our consolidated financial position, operating results, prospects or liquidity; projections, predictions, expectations, estimates or forecasts as to our financial and operating results and future economic performance; and other matters that are not historical facts.

     Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

     Important factors that could cause such differences include, but are not limited to, the factors discussed above under "Risk Factors" and our subsequent public filings.

     Forward-looking statements speak only as of the date on the front of this prospectus. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

                                  OUR COMPANY

     We are North America's number one owner and operator of horse racetracks, based on revenue, and one of the world's leading suppliers, via simulcasting, of live racing content to the growing inter-track, off-track and account wagering markets. On August 22, 2003, we acquired a 30% equity interest in Amtote, a leading provider of totalistor services to the North American pari-mutuel industry. We currently operate or manage twelve thoroughbred racetracks, two standardbred racetracks, one racetrack that runs both thoroughbred and standardbred meets and one greyhound track, as well as the simulcast wagering venues at these tracks. In addition, we operate OTB facilities and a national account wagering business known as XpressBet(TM), which permits customers to place wagers by telephone and over the Internet on horse races at up to 70 racetracks in North America. We also own and operate HorseRacing TV(TM), a television network focused on horse racing that we initially launched on the Racetrack Television Network ("RTN") in 2002. HorseRacing TV(TM) is currently carried on cable systems in nine states, with over 1.2 million subscribers to date. We are in ongoing discussions with cable and satellite operators with the goal of achieving broader distribution for HorseRacing TV(TM) . RTN, in which we have a one-third interest, was formed to telecast races from our racetracks and other racetracks, via private direct-to-home satellite, to paying subscribers. To support certain of our thoroughbred racetracks, we also own and operate thoroughbred training centers situtated near San Diego California, in Palm Beach County, Florida, and in the Baltimore, Maryland area.

                                EARNINGS RATIOS

     Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as set forth in the table below.

                                            Five
                                           Months
                                 Year      Ended                                                 Six Months Ended
                                Ended     December            Year Ended December 31,                June 30,
                               July 31,      31,      ---------------------------------------  ---------------------
                                 1998       1998       1999      2000       2001       2002      2002       2003
                               --------   ---------   ------   --------   --------   --------  --------  -----------
Ratio of earnings to fixed
charges.......................   __(1)      __(2)       2.18      1.45       3.90      __(3)     12.51      4.13

-----------
(1)  For this period, losses exceeded fixed charges by $5.2 million.

(2)  For this period, losses exceeded fixed charges by $1.7 million.

(3)  For this period, losses exceeded fixed charges by $8.9 million.

     "Earnings" consist of income from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest expense (including interest cost capitalized) and other financing charges.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, and the potential acquisition or construction and development of additional racetracks and related entertainment operations, training centers, OTB facilities and account wagering operations. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. Additional information on the use of net proceeds from the sale of offered securities will be described in the applicable prospectus supplement relating to those securities. See "Risk Factors--Risks Regarding Our Company--Our management may have broad discretion over the use of proceeds from any offering of securities described in this prospectus, and may spend the proceeds in ways with which you do not agree."

                            CORPORATE CONSTITUTION

     We have adopted certain organizational and operating policies and principles used by Magna International, our former parent company, and certain of its subsidiaries to define the rights of employees and investors to participate in profits and growth and to impose discipline on management, some of which have been embodied in our corporate constitution. The following description summarizes the material terms and provisions of our corporate constitution, which cannot be amended or varied without the prior approval of the holders of a majority of our Class A Subordinate Voting Stock (not including shares beneficially owned, directly or indirectly, by Magna International, by any of its affiliates (which include MI Developments) or any person who, by agreement, is acting jointly with Magna International or any such affiliate or over which Magna International or any such affiliate or other person exercises direct or indirect control or direction) and our Class B Stock, each voting as a separate class.

Board of Directors

     Our corporate constitution provides that, unless otherwise approved by the holders of our Class A Subordinate Voting Stock and our Class B Stock, each voting as a separate class, (1) a majority of the members of our board of directors shall be individuals who are not our officers or our employees or individuals related to these persons, and (2) at least two of our directors shall be individuals who are not our officers or employees, or directors, officers or employees of any of our affiliates, including Magna International (and MI Developments), nor persons related to any such officers, employees or directors.

Employee Profit Sharing Plan

     We are currently examining the establishment of an employee profit sharing plan pursuant to which a percentage of our pre-tax profits before profit sharing for each fiscal year would be allocated to our employee profit sharing plan and/or otherwise be distributed to our employees or the employees of our subsidiaries who do not participate in a similar plan, and who do not receive management incentive bonuses, during that year or the immediately following fiscal year.

Required Allocations

Dividends

     The holders of our common stock are entitled to receive dividends, as and when declared by our board of directors, out of any legally available funds as follows. In respect of our fiscal years commencing January 1, 2004 and 2005, unless otherwise approved by ordinary resolution of the holders of each of our Class A Subordinate Voting Stock and our Class B Stock voting separately as a class, the holders of our Class A Subordinate Voting Stock and our Class B Stock will be entitled to receive and we will pay, as and when declared by our board of directors out of funds properly applicable to the payment of dividends, non-cumulative dividends in respect of each fiscal year so that the aggregate of the dividends paid or payable in respect of that year is at least equal to 10% of our after-tax profits for that fiscal year; in respect of each fiscal year thereafter, holders of our Class A Subordinate Voting Stock and our Class B Stock will be entitled to receive, as and when declared by our board of directors out of funds properly applicable to the payment of dividends, non-cumulative dividends in respect of such fiscal year so that the aggregate of the dividends paid or payable in respect of that year shall be equal to the greater of (1) 10% of our after-tax profits for that fiscal year and (2) an amount such that the aggregate of the dividends paid or payable in respect of that fiscal year and the two immediately preceding fiscal years is at least 20% of our after-tax profits for such three-year period.

     For further information regarding dividends payable with respect to our capital stock, see "Description of Capital Stock--Capital Stock".

Social Objectives

     Pursuant to our corporate constitution, a maximum of 2% of our annual pre-tax profits beginning with 2004 shall be allocated to the promotion of social objectives during each fiscal year or the immediately following fiscal year. Social objectives are objectives that are in our executive management's opinion of a political, patriotic, philanthropic, charitable, educational, scientific, artistic, social or other useful nature to the communities in which we or our affiliates operate.

Incentive Bonuses

     Our corporate constitution provides that the incentive bonuses paid or payable to our corporate management in respect of each fiscal year, beginning with 2004, shall not, in the aggregate, exceed 6% of our pre-tax profits before profit sharing for such fiscal year. Our executive management, with the approval of our board of directors or a duly appointed committee of our board, has the right to allocate the amount to be paid to individuals within our corporate management as well as to determine the timing and manner of payment (whether in cash or in our shares or otherwise).

Authorized Capital Stock

     Our corporate constitution provides that no resolution of our board of directors purporting to:

o  increase the maximum number of authorized shares of any class of our stock;
   or

o create a new class or series of stock having voting rights of any kind (other than on default of payment of dividends) or having rights to participate in our profits in whatever manner (other than a class or series convertible into existing classes of stock or a class or series of stock having a fixed dividend or a dividend determined without regard to profits);

shall be effective unless such resolution is approved by ordinary resolution of the holders of each of our Class A Subordinate Voting Stock and our Class B Stock voting separately as a class.

                        DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms of the debt securities to which any prospectus supplement may relate. A prospectus supplement will describe in greater detail the terms relating to any debt securities to be offered and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular debt securities being offered differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

     In this section of the prospectus entitled "Description of Debt Securities," when we refer to "MEC," "we," "our," or "us," we are referring to Magna Entertainment Corp. and not any of its subsidiaries.

     The debt securities will be issued in series under one or more indentures. The debt securities that will be our senior debt will be issued under an indenture to be entered into between us and a trustee to be determined. Any debt securities that will be our subordinated debt will be issued under a separate indenture to be entered into between us and a separate trustee to be determined. The senior debt indenture and the subordinated debt indenture are together called the "indentures".

     Copies of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. Summaries of some of the provisions that will be contained in the indentures follow. The particular provisions of the indentures and terms defined in the indentures referred to below are incorporated by reference in this prospectus. Section references below are to the section in the applicable indenture. We encourage you to read our indentures.

General

     The debt securities may be either senior securities or subordinated securities, and will be unsecured unless otherwise specified in the applicable prospectus supplement. The indentures will permit an unlimited amount of debt securities, and debt securities may be issued up to the aggregate principal amount that may be authorized from time to time by the board of directors. Debt securities may be issued from time to time and offered on terms determined by market conditions at the time of sale.

     Senior securities will be our direct unsecured obligations, except as noted above, and will rank on a parity with all our other unsecured and unsubordinated indebtedness. Subordinated securities will be our direct unsecured obligations, except as noted above, and will be subordinated and junior to all "senior indebtedness", which for this purpose includes any senior securities, to the extent provided in the applicable supplemental indenture and described in the prospectus supplement relating to that series.

     The debt securities may be issued in one or more series with the same or various maturities at par, at a premium or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. Income tax consequences and other special considerations applicable to any such substantially discounted debt securities will be described in the related prospectus supplement.

     You should refer to the prospectus supplement relating to the debt securities to be offered for the following terms of the debt securities:

     o the designation, aggregate principal amount and authorized denominations of such debt securities;

     o  the total principal amount of the debt securities;

     o the percentage of their principal amount at which such debt securities will be issued;

     o  the date or dates on which the debt securities will mature;

     o the rate or rates, which may be fixed or floating, per annum at which the debt securities will bear interest, if any, or the method of determining such rate or rates;

     o the date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the regular record dates for such interest payments;

     o whether such debt securities are senior securities or subordinated securities and, if subordinated, the material terms of such subordination;

     o the terms of any mandatory or optional redemption or repayment option, including any provisions for any sinking, purchase or other analogous fund;

     o the currency, currencies or currency units for which the debt securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable;

     o the extent to which any of the debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;

     o the terms and conditions upon which conversion or exchange of the debt securities into or for capital stock or other debt securities will be effected, including the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

     o  information with respect to book-entry procedures, if any;

     o if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at our election or the purchaser's, the manner in which such election may be made;

     o if the amount of payments on the debt securities is determined with reference to any index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amount may be determined;

     o  any changes to or additional events of default or covenants;

     o a discussion of certain income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and

     o  any other material terms of the debt securities.

     If any of the debt securities are sold for one or more currencies or currency units other than U.S. dollars or if the principal of, premium, if any, or any interest on any series of debt securities is payable in one or more currencies or currency units other than U.S. dollars, the restrictions, elections, income tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units will be described in the related prospectus supplement.

     Unless otherwise specified in the prospectus supplement, the principal of, any premium on, and any interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee in New York, New York, provided that payment of interest, if any, may be made at our option by check mailed on or before the payment date, first class mail, to the address of the person entitled thereto as it appears on our or our agent's registry books.

     Debt securities may bear legends required by United States Federal tax laws and regulations. (Section 2.01 of the indentures)

     Unless otherwise specified in the prospectus supplement, the debt securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any transfer or exchange of any debt securities, but we may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 3.01 and 3.02 of the indentures)

     Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other considerations relevant to these securities.

Exchange, Registration And Transfer

     Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge. The security registrar for the debt securities will be designated in a prospectus supplement.

     In the event of any redemption in part of any series of debt securities, we will not be required to issue, register the transfer of, or exchange debt securities of any series between the opening of business 15 days before the day of the mailing of a notice of redemption of securities of such series selected for redemption and the close of business on the day of mailing of the relevant notice of redemption.

     (Section 3.05 of the indentures)

Global Securities

     The debt securities of a series may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. (Section 2.04 of the indentures)

     Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements:

     U.S. Book-Entry Securities. Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such debt securities, or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states and other jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture governing such debt securities.

     Payments of principal of, any premium on, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the trustee for such debt securities, any paying agent, nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants.

     Special Situation When a Global Security Will be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.

     If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of such series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof.

Consolidation, Merger, Conveyance or Transfer

     The indentures will provide that we may not consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any other person, unless:

     o We are the surviving corporation or the successor or transferee is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, or under the laws of Canada or any province thereof, and such successor or transferee expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on, all the outstanding debt securities and the performance of every covenant in the applicable indenture on our part to be performed or observed;

     o Immediately after giving effect to such transaction, no Event of Default (as will be defined in the indentures and described below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     o We deliver to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction and that all conditions precedent contained in the applicable indenture relating to such transaction have been satisfied. (Section 8.01 of the indentures)

     In case of any such consolidation, merger, conveyance or transfer, such successor or transferee corporation will succeed to and be substituted for us as obligor on the debt securities, with the same effect as if it had been named in the applicable indenture as us, and we will be released from all obligations under the indentures. (Section 8.02 of the indentures)

     The indentures and the debt securities will not contain any covenants or other provisions designed to protect holders of debt securities in the event of a highly leveraged transaction involving us or our subsidiaries.

Purchase of Debt Securities at Your Option upon a Change in Control

     Unless the applicable prospectus supplement specifies otherwise, if a change in control occurs, you will have the right to require us to purchase all or any part of your debt securities 30 business days after the occurrence of such change in control at a purchase price equal to 100% of the principal amount of the debt securities together with accrued and unpaid interest to, but excluding, the purchase date. Debt securities submitted for purchase must be in integral multiples of $1,000 principal amount. (Section 10.07 of the indentures)

     We will mail to the trustee and to each holder a written notice of the change in control within 10 business days after the occurrence of such change in control. This notice shall state certain specified information, including:

     o information about and the terms and conditions of the change in control;

     o information about the holders' right to convert the debt securities, if applicable;

     o  the holders' right to require us to purchase the debt securities;

     o the procedures required for exercise of the purchase option upon the change in control; and

     o the name and address of the paying agent and, if applicable, the conversion agent.

        (Section 10.07(a) of the indentures)

     You must deliver written notice of your exercise of this purchase right to the paying agent at any time prior to the close of business on the business day prior to the change in control purchase date. The written notice must specify the debt securities for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time prior to the close of business on the business day prior to the change in control purchase date. (Section 10.07(b) of the indentures)

     Unless otherwise specified in the applicable prospectus supplement, a change in control will be deemed to have occurred if any of the following occurs:

     o any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors;

     o we consolidate with, or merge with or into, another person or we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all our assets, or any person consolidates with, or merges with or into, us, in any such event other than pursuant to a transaction in which the persons that "beneficially owned," directly or indirectly, the shares of our voting stock immediately prior to such transaction "beneficially own," directly or indirectly, shares of our voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; or

     o the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the indenture).

     However, a change in control will be deemed not to have occurred if:

     o any of the Stronach Trust, Frank Stronach or any member of his immediate family or any of their heirs or personal representatives, continues to be the "beneficial owner", directly or indirectly, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors; or

     o in the case of any debt securities that are convertible into shares of our Class A Subordinate Voting Stock, the last sale price of our Class A Subordinate Voting Stock for any five trading days during the ten trading days immediately preceding the change in control is at least equal to 105% of the conversion price in effect on such day; or

     o in the case of any debt securities that are convertible into shares of our Class A Subordinate Voting Stock, upon a merger or consolidation, all the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the change in control consists of Class A Subordinate Voting Stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such change in control) and as a result of such transaction or transactions the debt securities become convertible solely into such Class A Subordinate Voting Stock. (Section 10.07(a) of the indentures)

     For purposes of this change in control definition:

o "person" and "group" have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

o a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture, except that the number of shares of our voting stock will be deemed to include, in addition to all outstanding shares of our voting stock and unissued shares deemed to be held by the "person" or "group" or other person with respect to which the change in control determination is being made, all unissued shares deemed to be held by all other persons;

o "beneficially own" and "beneficially owned" have meanings correlative to that of beneficial owner;

o "unissued shares" means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a change in control, including the shares of Class A Subordinate Voting Stock issuable upon conversion of the debt securities; and

o "voting stock" means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

     The term "all or substantially all" as used in the definition of change in control will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction that you believe constitutes a transfer of "all or substantially all" our assets.

     We will under the indentures:

     o comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

     o file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

     o otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the debt securities upon a change in control.

     This change in control purchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. As of the date of this prospectus, we are not, however, aware of any specific effort to accumulate shares of our Class A Subordinate Voting Stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the change in control purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, this change in control purchase feature is included in some of our outstanding indebtedness.

     We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a change in control but would increase the amount of debt outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt under the indentures. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the debt securities.

     Certain of our debt agreements that we may enter into in the future may prohibit our redemption or repurchase of the debt securities and provide that a change in control constitutes an event of default.

     We may not purchase any subordinated debt securities at any time when the subordination provisions of the subordinated debt indenture otherwise would prohibit us from making such repurchase. If we fail to repurchase any subordinated debt securities when required, this failure would constitute an event of default under the applicable indenture whether or not repurchase is permitted by the subordination provisions of the indenture.

     If a change in control were to occur, we may not have sufficient funds to pay the change in control purchase price for the debt securities tendered by holders. In addition, we may in the future incur debt that has similar change of control provisions that permit holders of the future debt to accelerate or require us to repurchase the future debt upon the occurrence of events similar to a change in control. Our failure to repurchase the debt securities upon a change in control would result in an event of default under the applicable indenture, whether or not the purchase is permitted by the subordination provisions of the applicable indenture.

Events of Default; Waiver and Notice Thereof

     As to any series of debt securities, unless otherwise specified in the applicable prospectus supplement, an Event of Default will be defined in the indentures as:

     1. default for 30 days in payment of any interest on the debt securities of such series;

     2. default in payment of principal of or any premium on the debt securities of such series at maturity or on the date fixed for redemption or purchase, if any;

     3. default in payment of any sinking or purchase fund or analogous obligation, if any, on the debt securities of such series;

     4. default by us in the performance, or breach, of any other covenant or warranty contained in the applicable indenture for the benefit of such series which shall not have been remedied for a period of 60 days (30 days in the case of any failure by us to provide timely notice of a change in control) after notice is given as specified in the applicable indenture;

     5. any indebtedness for money borrowed by us or one of our significant subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly, or indirectly, by us) in an aggregate outstanding principal amount in excess of $10.0 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days after written notice as provided in the indenture; and

     6.   certain events of our bankruptcy, insolvency and reorganization.

          (Section 5.01 of the indentures)

     Unless otherwise specified in the applicable prospectus supplement, and except as provided in (5) above, a default under our other indebtedness will not be a default under the indentures and a default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities. (Section 6.02 of the indentures)

     The indentures will provide that if an Event of Default described in clause (1), (2), (3), (4) or (5) above (if the Event of Default under clause
(4) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing with respect to any series, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of original issue discount securities, the portion thereof specified in the terms thereof) of all outstanding debt securities of such series and the interest accrued thereon, if any, to be due and payable immediately. The indentures will provide that if an Event of Default described in clause (4) (if the Event of Default under clause (4) is with respect to all series of debt securities then outstanding) above shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, may declare the principal (or, in the case of original issue discount securities, the portion thereof specified in the terms thereof) of all debt securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately. The indentures will provide that if an Event of Default described in clause (6) above has occurred, all debt securities then outstanding and the interest accrued thereon, if any, shall automatically be due and payable immediately. Upon certain conditions, such declarations may be annulled and defaults (except for certain payments and other specified defaults) may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding on behalf of the holders of all debt securities. (Section 5.02 of the indentures)

     Under the indentures, the trustee will be required to give to the holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods). However, except in the case of default in the payment of principal of, any premium on, or any interest on, any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

     No holder of any debt securities of any series will be able to institute any action under the applicable indenture unless:

     o Such holder shall have given the trustee written notice of a continuing Event of Default with respect to such series;

     o The holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have requested the trustee to institute proceedings in respect of such Event of Default;

     o Such holder or holders shall have offered the trustee such reasonable indemnity as the trustee may require;

     o The trustee shall have failed to institute an action for 60 days thereafter; and

     o No inconsistent direction shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities of such series. (Section 5.07 of the indentures)

     However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest on any debt security on or after the applicable due date or the right to convert the debt securities in accordance with the indentures. (Section 5.08 of the indentures)

     The holders of a majority in aggregate principal amount of the debt securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. (Section 5.12 of the indentures)

     The indentures will provide that, in case an Event of Default shall occur and be continuing, the trustee, in exercising its rights and powers under the applicable indenture, will be required to use the degree of care and skill as a prudent man in the conduct of his own affairs. The indentures will further provide that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable indenture unless it has obtained satisfactory assurances as to repayment of such funds or adequate indemnity against such risk or liability. (Section 6.01 of the indentures)

     We will be required to furnish to the trustee within 90 days after the end of each fiscal year a statement signed by certain of our officers stating that a review of our activities during such year and of our performance under the applicable indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatory based on such review, we have complied with all conditions and covenants of the applicable indenture or, if we are in default, specifying such default. (Section 10.04 of the indentures)

     If any debt securities are denominated in a currency other than U.S. dollars, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action as herein described, the principal amount of such debt securities shall be deemed to be that amount of U.S. dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into U.S. dollars for the currency in which such debt securities are denominated (as evidenced to the trustee by an Officers' Certificate of ours) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the indentures. (Section 1.04(a) of the indentures)

Payment and Paying Agent

     We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payments of interest on fully registered securities may be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indenture or any prospectus supplement. (Section 3.07 of the indentures)

     If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount becomes due and payable, the paying agent will release any unclaimed amounts to us. (Section 10.03 of the indentures)

     We will designate the paying agent for the debt securities in the applicable prospectus supplement.

Modification of the Indentures

     We and the trustee may, without notice to or the consent of the holders of the debt securities (provided that in the case of the third item below, the interests of the holders of debt securities would not, in the good faith opinion of our board of directors and the trustee, be adversely affected in any material respect), enter into one or more supplemental indentures, for, among others, one or more of the purposes listed below:

     o to evidence the succession of another corporation to us, and the assumption by such successor of our obligations under the applicable indenture and the debt securities of any series;

     o to add covenants of ours, or surrender any of our rights or power conferred by the applicable indenture, for the benefit of the holders of debt securities of any or all series;

     o to cure any ambiguity, omission, defect or inconsistency in, or make any other provision with respect to questions arising under, the applicable indenture;

     o to establish the form or terms of any series of debt securities, including any convertible securities;

     o to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

     o  to provide any additional Events of Default;

     o to comply with the Trust Indenture Act, the Securities Act and any requirements of the SEC; and

     o to conform the indenture to the description of the securities contained in this prospectus and the applicable prospectus supplement.

     (Section 9.01 of the indentures)

     The indentures or the rights of the holders of the debt securities may be modified or amended in any respect by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such modification or amendment then outstanding, but no such modification or amendment may be made without the consent of the holder of each outstanding debt security affected thereby which would:

     o change the maturity of any payment of principal of, or any premium on, or any installment of interest on, any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or premium or interest thereon on any date or change any place of payment where, or the currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;

     o in the case of subordinated or convertible debt securities, modify the subordination or conversion provisions in a manner materially adverse to the holders of those debt securities;

     o reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such modification or amendment, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture; or

     o modify or amend any of the provisions of certain sections of the applicable indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

     (Section 9.02 of the indentures)

Conversion of the Debt Securities

     If specified in the applicable prospectus supplement, the holders of a series of debt securities, will have the right, at their option, to convert such debt securities into shares of our Class A Subordinate Voting Stock at any time until the close of business on the last business day prior to maturity, unless previously redeemed or purchased, at a conversion price per share, subject to the adjustments described below, to be determined by dividing the principal amount of such debt security by the conversion price in effect on the conversion date as set forth in the applicable debt security. (Sections 12.01 and 12.02 of the senior debt indenture and sections 13.01 and 13.02 of the subordinated debt indenture).

     Except as described below, we will not make any payment or other adjustment for accrued interest or dividends on any Class A Subordinate Voting Stock issued upon conversion of the debt securities with conversion rights. If you submit your debt securities for conversion between a record date and the opening of business on the next interest payment date (except for debt securities or portions of debt securities called for redemption or subject to purchase following a change in control on a redemption date or a purchase date, as the case may be, occurring during the period from the close of business on a record date and ending on the opening of business on the first business day after the next interest payment date, or if this interest payment date is not a business day, the second business day after the interest payment date), you must pay funds equal to the interest payable on the principal amount being converted.

As a result of the foregoing provisions, if the exception described in the preceding sentence does not apply and you surrender your debt securities with conversion rights for conversion on a date that is not an interest payment date, you will not receive any interest for the period from the interest payment date next preceding the date of conversion or for any later period. (Section 12.02 of the senior debt indenture and section 13.02 of the subordinated debt indenture).

     We will not issue fractional shares of Class A Subordinate Voting Stock upon conversion of debt securities with conversion rights. Instead, we will pay cash for the fractional amount based upon the closing market price of the Class A Subordinate Voting Stock on the last trading day prior to the date of conversion.

     If the debt securities with conversion rights are called for redemption or are subject to purchase following a change in control, your conversion rights would expire at the close of business on the last business day before the redemption date or purchase date, as the case may be, or such earlier date as the debt securities are presented for redemption or for purchase, unless we default in the payment of the redemption price or purchase price, in which case your conversion rights will terminate at the close of business on the date the default is cured and the debt securities are redeemed or purchased. If you have submitted your debt securities with conversion rights for purchase upon a change in control, you may convert your debt securities only if you withdraw your election in accordance with the indenture. (Section 12.03 of the senior debt indenture and section 13.03 of the subordinated debt indenture).

     The conversion price will be adjusted upon the occurrence of:

     1. the issuance of shares of our Class A Subordinate Voting Stock as a dividend or distribution on our Class A Subordinate Voting Stock;

     2. the subdivision or combination of our outstanding Class A Subordinate Voting Stock;

     3. the issuance to all or substantially all holders of our Class A Subordinate Voting Stock of rights or warrants entitling them for a period of not more than 60 days to subscribe for or purchase our Class A Subordinate Voting Stock, or securities convertible into our Class A Subordinate Voting Stock, at a price per share or a conversion price per share less than the then current market price per share; provided that the conversion price will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

     4. the distribution to all or substantially all holders of our Class A Subordinate Voting Stock of shares of our capital stock, evidences of indebtedness or other non-cash assets, or rights or warrants, excluding:

        o dividends, distributions and rights or warrants referred to in clause 1 or 3 above; and

        o distribution of rights to all holders of Class A Subordinate Voting Stock pursuant to an adoption of a shareholder rights plan;

     5. the dividend or distribution to all or substantially all holders of our Class A Subordinate Voting Stock of all-cash distributions in an aggregate amount that together with (A) any cash and the fair market value of any other consideration payable in respect of any tender offer by us or any of our subsidiaries for our Class A Subordinate Voting Stock consummated within the preceding 12 months not triggering a conversion price adjustment and (B) all other all-cash distributions to all or substantially all holders of our Class A Subordinate Voting Stock made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 10%, or such other percentage as may be specified in the applicable prospectus supplement, of our market capitalization on the business day immediately preceding the day on which we declare such distribution; and

     6. the purchase of our Class A Subordinate Voting Stock pursuant to a tender offer made by us or any of our subsidiaries to the extent that the same involves aggregate consideration that together with (A) any cash and the fair market value of any other consideration payable in respect of any tender offer by us or any of our subsidiaries for our Class A Subordinate Voting Stock consummated within the preceding 12 months not triggering a conversion price adjustment and (B) all-cash distributions to all or substantially all holders of our Class A Subordinate Voting Stock made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 10%, or such other percentage as may be specified in the applicable prospectus supplement, of our market capitalization on the expiration date of such tender offer. (Section 12.07 of the senior debt indenture and section 13.07 of the subordinated debt indenture)

     If we implement a shareholders rights plan, we will be required under the indenture to provide that the holders of our convertible debt securities will receive the rights upon conversion of the debt securities, whether or not these rights were separated from the Class A Subordinate Voting Stock prior to conversion, subject to certain limited exceptions.

     In the event of:

o  any reclassification of our Class A Subordinate Voting Stock;

o  a consolidation, merger or combination involving MEC; or

o a sale or conveyance to another person of the property and assets of MEC as an entirety or substantially as an entirety;

in which holders of our outstanding Class A Subordinate Voting Stock would be entitled to receive stock, other securities, other property, assets or cash for their Class A Subordinate Voting Stock, holders of debt securities with conversion rights will generally be entitled to convert their debt securities with conversion rights into the same type of consideration received by Class A Subordinate Voting Stock holders immediately prior to one of these types of events. (Section 12.13 of the senior debt indenture and section 13.13 of the subordinated debt indenture)

     We will be permitted to reduce the conversion price of the debt securities with conversion rights by any amount for a period of at least 20 days if our board of directors determines that such reduction would be in our best interest. We will be required to give at least 15 days prior notice of any reduction in the conversion price. (Section 12.15 of the senior debt indenture and section 13.15 of the subordinated debt indenture)

     We may also reduce the conversion price to avoid or diminish income tax to holders of our Class A Subordinate Voting Stock in connection with a dividend or distribution of stock or similar event. (Section 12.10 of the senior debt indenture and section 13.10 of the subordinated debt indenture)

     No adjustment in the conversion price will be required unless it would result in a change in the conversion price of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments. Except as stated in this prospectus or the applicable prospectus supplement with respect to a series of debt securities with conversion rights, we will not adjust the conversion price for the issuance of our Class A Subordinate Voting Stock or any securities convertible into or exchangeable for our Class A Subordinate Voting Stock or the right to purchase our Class A Subordinate Voting Stock or such convertible or exchangeable securities. (Section 12.08 of the senior debt indenture and section 13.08 of the subordinated debt indenture)

Optional Redemption

     Unless otherwise specified in the applicable prospectus supplement, the debt securities may be redeemed at our option in whole, or in part, upon not less than 20 nor more than 60 days' notice by mail to holders of the debt securities, at 100% of the principal amount of the debt securities together with accrued interest up to, but not including, the redemption date, subject to any restrictions or limitations on the Company's right to redeem such debt securities that may be specified in the applicable prospectus supplement. If the redemption date fixed for any series of debt securities falls after a regular record date and on or before the next succeeding interest payment date, then the applicable interest payment shall be payable to holders of record on the relevant regular record date. (Section 11.08 of the indentures)

     If fewer than all the debt securities are to be redeemed, the trustee will select the debt securities to be redeemed by lot, or in its discretion, on a pro rata basis. If any debt security is to be redeemed in part only, a new debt security in principal amount equal to the unredeemed principal portion will be issued. If a portion of your debt security with conversion rights is selected for partial redemption and you convert a portion of your debt securities with conversion rights, the converted portion will be deemed to be the portion selected for redemption.

     Unless otherwise specified in the applicable prospectus supplement, the Company shall not be required to make mandatory redemption payments with respect to any series of debt securities or set aside any funds for the redemption of securities. (Section 11.09 of the indentures)

Subordinated Debt Securities

     Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be subordinate in right of payment to all our existing and future Senior Indebtedness. The senior debt securities constitute Senior Indebtedness under the subordinated debt indenture. The subordinated debt securities will rank equally with our other subordinated indebtedness. The subordinated debt indenture does not restrict the amount of Senior Indebtedness or other Indebtedness that we or any of our subsidiaries may incur. (Section 12.01 of the subordinated debt indenture)

     The subordinated debt indenture provides that in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to MEC or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of MEC, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of MEC, then holders of Senior Indebtedness will receive payment in full before the holders of any series of subordinated debt securities receive any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such event in respect of the subordinated debt securities. (Section 12.02(a) of the subordinated debt indenture)

     The subordinated debt indenture also provides no payment or prepayment on account of principal, or interest on, and no repurchase, redemption or other retirement (including without limitation any defeasance) of any series of subordinated debt securities shall be made if at the time of such payment or prepayment or immediately after giving effect thereto, there shall exist under any Senior Indebtedness or any agreement or instrument pursuant to which any Senior Indebtedness is outstanding, any default or any conditions, event or act which with notice, lapse of time, or both, would constitute an event of default, unless such Senior Indebtedness has been repaid in full or unless and until such default or event of default has been cured or waived or has ceased to exist. (Section 12.03 of the subordinated debt indenture)

     Upon any distribution of our assets in connection with any dissolution, winding-up, liquidation or reorganization of us or acceleration of the principal amount due on any series of subordinated debt securities because of any event of default, all Senior Indebtedness must be paid in full in cash before the holders of the subordinated debt securities are entitled to any payments whatsoever. (Section 12.02 of the subordinated debt indenture)

     As a result of these subordination provisions, in the event of our insolvency, holders of any series of subordinated debt securities may recover ratably less than the holders of our Senior Indebtedness and our general creditors. Such subordination will not prevent the occurrence of any Event of Default under the subordinated debt indenture.

     If the trustee or any holder of any series of subordinated debt securities receives any payment or distribution of our assets of any kind in contravention of any of the terms of the subordinated debt indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the subordinated debt securities before all Senior Indebtedness is paid in full in cash, then the payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness, and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness. (Section 12.05 of the subordinated debt indenture)

     The subordinated debt securities are our exclusive obligations. Since a significant amount of our operations are conducted through our subsidiaries, our cash flow and our consequent ability to service debt, including the any series of subordinated debt securities, will depend in part upon the earnings of our subsidiaries and the distribution of those earnings to, or under loans or other payments of funds by those subsidiaries to, us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, will depend upon the earnings of those subsidiaries and are subject to various business considerations.

     Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be in effect subordinate to any obligations secured by the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

     The subordinated debt indenture does not limit the amount of additional Indebtedness, including Senior Indebtedness, that we can create, incur, assume or guarantee, nor will the subordinated debt indenture limit the amount of indebtedness and other liabilities that any subsidiary may create, incur, assume or guarantee.

     Definitions:

     "Credit Agreement" means the Amended and Restated Credit Agreement dated as of October 10, 2003, between MEC, the Guarantors named therein, Bank of Montreal, acting through its Chicago lending office and BMO Nesbitt Burns, a division of Bank of Montreal, as arranger, as such facility may be further amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such facility or a successor facility, whether by the same or any other lender of group of lenders.

     "Exchange Rate Contract" means, with respect to any person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

     "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, or similar instruments or letters of credit, bank guarantees or bankers' acceptances, or reimbursement agreements in respect thereof, or representing the balance deferred and unpaid of the purchase price of any property, including pursuant to capital leases and sale-and-leaseback transactions, or representing our obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on our balance sheet, or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, other than obligations under an Exchange Rate Contract or an Interest Rate Agreement, would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. Indebtedness shall not include liabilities for taxes of any kind.

     "Interest Rate Agreement" means, with respect to any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

     "Senior Indebtedness" with respect to us means Indebtedness (including any monetary obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of ours arising under the Credit Agreement, any series of senior debt securities or any other Indebtedness of ours, whether outstanding on the date of the indenture or thereafter created, incurred, assumed or guaranteed by us.

     Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include: (a) Indebtedness of or amounts owed by us for compensation to employees, or for goods or materials purchased or for services obtained in the ordinary course of business or (b) our Indebtedness that expressly provides that it shall not be senior in right of payment to the debt securities or expressly provides that it is on the same basis as or junior to any series of subordinated debt securities.

Satisfaction and Discharge; Defeasance

     We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities. (Section 4.01 of the indentures)

     Each indenture contains a provision that permits us to elect:

     1. to be discharged from all of our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; and/or

     2. to be released from our obligations under the following covenants and from the consequences of an event of default or cross-default resulting from a breach of these covenants:

            a. the limitations on mergers, consolidations and certain sales of assets,

            b. the filing of certain reports pursuant to Sections 7.04 and
               10.04 of the indenture,

            c. the payment of principal, premium, if any, and interest on the debt securities,

            d. the maintenance of the Company's corporate existence, and

            e. the obligation to repurchase the debt securities upon a change in control pursuant to Section 10.07 of the indenture.

     To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars. This amount may be made in cash and/or foreign government securities if the debt securities are denominated in a foreign currency. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action. (Section 4.03 of the indentures)

     If either of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indentures, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. (Sections 4.01 and 4.03 of the indentures)

Notices To Holders

     Notice shall be given to holders of securities by mail to the addresses of the holders as they appear in the Security Register.

     We, the trustee, and any agent of ours or the trustee may treat the registered owner of any registered security as the absolute owner of that security for all purposes.

Replacement Of Securities

     We will replace debt securities that have been mutilated, but you will have to pay for the replacement and will have to surrender the mutilated debt security to the trustee first. Debt securities that become destroyed, stolen, or lost will only be replaced by us upon your providing evidence of destruction, loss, or theft that the trustee and we find satisfactory. In the case of a destroyed, lost, or stolen debt security, we may also require you, as the holder of the debt security, to indemnify the trustee and us before we will issue any replacement debt security. (Section 3.06 of the indentures)

Governing Law

     The indentures and the debt securities will be governed by, and construed under, the internal laws of the State of New York, without giving effect to applicable principles of conflicts of laws.

Our Relationship With The Trustee

     We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated debt indenture.


                         DESCRIPTION OF CAPITAL STOCK

Capital Stock

     This section describes the general terms of our capital stock. The capital stock and the rights of common stockholders are subject to the applicable provisions of the General Corporation Law of the State of Delaware and our restated certificate of incorporation.

     Our authorized capital stock consists of 310,000,000 shares of Class A Subordinate Voting Stock, par value $0.01 per share, and 90,000,000 shares of Class B Stock, par value $0.01 per share. As of September 30, 2003, there were 48,679,796 shares of Class A Subordinate Voting Stock outstanding and 58,466,056 shares of Class B Stock outstanding (all of which shares of Class B Stock are owned, directly or indirectly, by MI Developments and are convertible into shares of Class A Subordinate Voting Stock).

     Our Class A Subordinate Voting Stock trades on the Nasdaq National Market under the symbol "MECA" and on the Toronto Stock Exchange under the symbol "MEC.A". Until February 26, 2003, our Class A Subordinate Voting Stock traded on the Nasdaq National Market under the symbol "MIEC" and on the Toronto Stock Exchange under the symbol "MIE.A". There is no market for our Class B Stock.

Class A Subordinate Voting Stock

     The holders of shares of our Class A Subordinate Voting Stock are entitled:

o to one vote for each share of Class A Subordinate Voting Stock held (together with the holders of our Class B Stock, who are entitled to vote at such meetings on the basis of 20 votes per share of Class B Stock held) at all meetings of our stockholders other than meetings of the holders of another class or series of shares;

o on a pro rata basis with the holders of our Class B Stock, to receive any dividends (except for certain stock dividends as described below) that may be declared by our board of directors; and

o after the payment of all our liabilities, to receive, on a pro rata basis with the holders of our Class B Stock, all our property and net assets available for distribution in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets among our stockholders for the purpose of winding-up our affairs.

     Under our restated certificate of incorporation, our board of directors may declare a simultaneous dividend payable on our Class A Subordinate Voting Stock in shares of our Class A Subordinate Voting Stock, and payable on our Class B Stock in shares of our Class A Subordinate Voting Stock or in shares of our Class B Stock. However, no dividend payable in shares of our Class B Stock may be declared on shares of our Class A Subordinate Voting Stock.

     The holders of shares of our Class A Subordinate Voting Stock have additional voting rights under our Corporate Constitution. See "Corporate Constitution".

     Our restated certificate of incorporation provides that if the approval of the holders of our Class A Subordinate Voting Stock voting as a separate class is required by our Corporate Constitution, such approval shall require a majority of the votes cast at a meeting of such holders, other than the votes attaching to our Class A Subordinate Voting Stock beneficially owned, directly or indirectly, by Magna International, by any of its affiliates (which include MI Developments) or by any person who, by agreement, is acting jointly with Magna International or any such affiliate or over which Magna International or any such affiliate or other person exercises direct or indirect control or direction. These limitations do not apply to any other holder of our Class A Subordinate Voting Stock.

Class B Stock

     The holders of our Class B Stock are entitled:

o to 20 votes for each share of Class B Stock held (together with the holders of our Class A Subordinate Voting Stock who are entitled to vote at such meetings on the basis of one vote per share held) at all meetings of our stockholders other than meetings of the holders of another class or series of shares;

o on a pro rata basis with the holders of our Class A Subordinate Voting Stock, to receive any dividends (except for certain stock dividends as described below) that may be declared by our board of directors;

o after the payment of all our liabilities, to receive, on a pro rata basis with the holders of our Class A Subordinate Voting Stock, all our property and net assets available for distribution in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets among our stockholders for the purpose of winding-up our affairs; and

o from time to time, to convert shares of our Class B Stock into shares of our Class A Subordinate Voting Stock on a one-for-one basis.

     Under our restated certificate of incorporation, our board of directors may declare a simultaneous dividend payable on our Class A Subordinate Voting Stock in shares of our Class A Subordinate Voting Stock, and payable on our Class B Stock in shares of our Class A Subordinate Voting Stock or in shares of our Class B Stock. However, no dividend payable in shares of our Class B Stock may be declared on shares of our Class A Subordinate Voting Stock.

     None of our Class B Stock may be issued (other than in connection with a stock dividend) without the approval by ordinary resolution of the holders of our Class B Stock, voting as a separate class.

     Holders of our Class B Stock have additional voting rights under our corporate constitution. See "Corporate Constitution".

Amendments to Stock Provisions and Other Matters

     Any amendment to our restated certificate of incorporation to add, delete or vary any right, privilege, restriction or condition attaching to the Class A Subordinate Voting Stock that adversely affects the rights of the holders of Class A Subordinate Voting Stock requires the prior written approval of the holders of all our outstanding Class A Subordinate Voting Stock or a resolution authorized by at least two-thirds of the votes cast at a separate meeting of the holders of the Class A Subordinate Voting Stock called and held for that purpose (provided, however, that an amendment to create stock ranking in priority to or on a parity with the Class A Subordinate Voting Stock shall be deemed not to adversely affect the rights of the holders of Class A Subordinate Voting Stock). It is further required that a majority of the votes cast at such a meeting, or in any other vote by Class A Subordinate Voting Stock holders voting as a class, not be votes attaching to the Class A Subordinate Voting Stock beneficially owned, directly or indirectly, by Magna International or any of its affiliates (which include MI Developments), or by any person who, by agreement, acts jointly with Magna International, any such affiliate or any person or over which Magna International, any such affiliate or any such person exercises direct or indirect control or direction.

     Any amendment to our restated certificate of incorporation to add, delete or vary any right, privilege, restriction or condition attaching to the Class B Stock or to create stock ranking in priority to or on a parity with the Class B Stock requires the prior written approval of the holders of all our outstanding Class B Stock or a resolution authorized by at least two-thirds of the votes cast at a separate meeting of the holders of Class B Stock called and held for that purpose.

     Neither our Class A Subordinate Voting Stock nor our Class B Stock is redeemable, has any preemptive rights or is liable for further assessments or calls. Each share of Class B Stock may be converted at any time into one fully-paid share of Class A Subordinate Voting Stock. All shares of Class A Subordinate Voting Stock offered hereby, or issued upon the conversion of Debt Securities or the exercise of warrants offered hereby, will be fully paid and non-assessable when issued.

Takeover Protection

     Under applicable law, an offer to purchase shares of our Class B Stock would not necessarily result in an offer to purchase shares of our Class A Subordinate Voting Stock. MI Developments, as the holder of all our issued and outstanding Class B Stock, has assumed the obligations of Magna International under a trust agreement with Computershare Trust Company of Canada (as successor to Montreal Trust Company of Canada) and us. This trust agreement provides that the holders of our Class A Subordinate Voting Stock will not be deprived of any rights under applicable takeover bid laws to which they would have been entitled in the event of a takeover bid (which may include a private offer to purchase) if our Class B Stock and the Class A Subordinate Voting Stock were a single class of stock. For these purposes, a takeover bid is generally defined as an offer to acquire any of our outstanding equity or voting stock where the party making the offer would, if the offer were accepted, own more than 20% of the shares of any class of our stock.

     Under the trust agreement, MI Developments agrees not to sell any of our Class B Stock that it owns, directly or indirectly, to any person under circumstances in which (1) the offer is a takeover bid for purposes of Ontario securities laws and (2) those securities laws would have required the same offer to be made to all holders of our Class A Subordinate Voting Stock if the offer had been made for Class A Subordinate Voting Stock rather than Class B Stock. One circumstance where Ontario securities laws would not require the same offer to be made to all holders of Class A Subordinate Voting Stock is where MI Developments, as the only holder of our Class B Stock, sells shares of Class B Stock for a price not exceeding 115% of the average of the closing prices of the Class A Subordinate Voting Stock over the 20 trading days immediately preceding the sale.

     This restriction will not apply if: (1) the sale is made pursuant to an offer to purchase only part of the Class B Stock made to all holders of our Class B Stock and an identical offer in all material respects is made concurrently to purchase our Class A Subordinate Voting Stock, which identical offer has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Class B Stock; or (2) there is a concurrent unconditional offer to purchase all our Class A Subordinate Voting Stock at a price per share at least as high as the highest price per share paid pursuant to the takeover bid for the Class B Stock.

     The trust agreement contains provisions for the authorization of action by the trustee to enforce the rights of the holders of our Class A Subordinate Voting Stock. The trustee has to enforce these rights only if either we or the holders of our Class A Subordinate Voting Stock agree to pay the trustee's costs and to indemnify the trustee. A holder of our Class A Subordinate Voting Stock is not entitled to take action unless the trustee refused to act after a request to do so by holders of at least 10% of our outstanding Class A Subordinate Voting Stock.

     The trust agreement prohibits MI Developments from disposing of any shares of our Class B Stock unless the disposition is conditional upon the person acquiring those shares becoming a party to the trust agreement. Conversion of Class B Stock into Class A Subordinate Voting Stock and the subsequent sale of that Class A Subordinate Voting Stock is excluded from this prohibition.

     The trust agreement provides that it may not be amended and material provisions cannot be waived, without the approval of the Toronto Stock Exchange and at least two-thirds of the votes cast by the holders of the Class A Subordinate Voting Stock. The two-thirds majority must include a simple majority of the votes cast by holders of the Class A Subordinate Voting Stock, excluding any of our principal stockholders and their affiliates and any persons who have an agreement to purchase Class B Stock on terms that would constitute a sale for the purposes of the trust agreement.

     The trust agreement does not prevent the holder of our Class B Stock from:

o granting a security interest in shares of our Class B Stock in connection with a bona fide borrowing, provided that the secured party concurrently agrees in writing to become a party to the trust agreement; or

o selling, transferring or otherwise disposing of all or any of the shares of our Class B Stock to a company controlled by or under common control with the holder, provided that the transferee concurrently agrees in writing to become a party to the trust agreement.

     No provision of the trust agreement limits the rights of any holder of our Class A Subordinate Voting Stock under any applicable securities legislation.

                      DESCRIPTION OF SECURITIES WARRANTS

     We may issue securities warrants for the purchase of debt securities or Class A Subordinate Voting Stock. Securities warrants may be issued independently or together with any debt securities or shares of Class A Subordinate Voting Stock offered by any prospectus supplement and may be attached to or separate from such debt securities or shares of Class A Subordinate Voting Stock. The securities warrants are to be issued under warrant agreements to be entered into between us and such bank or trust company as will be named as warrant agent in the prospectus supplement relating to the particular issue of securities warrants. The warrant agent will act solely as an agent of ours in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants. The following summaries of certain provisions of the form of warrant agreement and securities warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable warrant agreement and the securities warrants.

General

     If securities warrants are offered, the prospectus supplement will describe the terms of the securities warrants, including the following if applicable to the particular offering:

     o  the title of the warrants;

     o  the offering price;

     o the currency, currencies or currency units for which securities warrants may be purchased;

     o the designation, aggregate principal amount, currency, currencies or currency units and terms of any debt securities purchasable upon exercise of the securities warrants and the price at which such debt securities may be purchased upon such exercise;

     o the number of shares of Class A Subordinate Voting Stock purchasable upon exercise of the securities warrants and the price at which such shares of Class A Subordinate Voting Stock may be purchased upon such exercise, as well as antidilution provisions;

     o the designation and terms of any debt securities or Class A Subordinate Voting Stock with which the securities warrants are issued and the number of securities warrants issued with any such debt security or share of Class A Subordinate Voting Stock;

     o the date on and after which the securities warrants and any related debt securities or Class A Subordinate Voting Stock will be separately transferable;

     o the date on which the right to exercise the securities warrants shall commence and the date on which such right shall expire;

     o whether the securities warrants will be issued in registered or bearer form;

     o  information relating to book-entry procedures, if any;

     o a discussion of certain income tax and any special considerations, procedures and limitations relating to the securities warrants;

     o  redemption or call provisions, if any, applicable to the warrants; and

     o  any other material terms of the securities warrants.

     Securities warrants may be exchanged for new securities warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their securities warrants, holders of securities warrants will not have any of the rights of holders of the debt securities or Class A Subordinate Voting Stock purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, any debt securities purchasable upon such exercise or to enforce the covenants in the indentures or to receive payments of dividends, if any, on the Class A Subordinate Voting Stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Securities Warrants

     Each securities warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of Class A Subordinate Voting Stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the securities warrant. Securities warrants may be exercised at such times as are set forth in the prospectus supplement relating to such securities warrants. After the close of business on the expiration date of unexercised securities warrants (or such later date to which such expiration date may be extended by us), such warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, securities warrants may be exercised by delivery to the warrant agent of the certificate evidencing such securities warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of Class A Subordinate Voting Stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the securities warrants. Upon receipt of such payment and the certificate representing the securities warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of Class A Subordinate Voting Stock purchased upon such exercise. If fewer than all of the securities warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of securities warrants.

                             PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to purchasers, or through a combination of any such methods of sale.

     The prospectus supplement relating to the offered securities will set forth their offering terms, including the following:

o  the name or names of any underwriters, dealers or agents;

o the purchase price of the securities offered and the proceeds to us from such sale;

o any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

o  any initial public offering price;

o any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

o  any securities exchanges on which the offered securities may be listed; and

o  any other material terms of the offered securities.

     If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

     After the initial offering of the securities offered to the public by this prospectus and the prospectus supplement, the representatives of the underwriters may change the public offering price in the United States and such discounts or concessions. In the case of a public offering in Canada, the public offering price in Canada may be decreased, and further changed from time to time, by the representatives of the underwriters to an amount not greater than the public offering price specified in the prospectus supplement, provided that the underwriters have made a reasonable effort to sell all the securities offered for sale in Canada by such prospectus and prospectus supplement at such specified price.

     We may sell offered securities through agents designated by us. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

     If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     We may also sell the offered securities directly. In that case, no underwriters or agents would be involved.

     Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and applicable provincial securities laws in Canada, or to contribution by us to payments they may be required to make in respect thereof. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

     Underwriters, dealers or agents that participate in the distribution of the offered securities may be deemed to be an underwriter within the meaning of the Securities Act and applicable provincial securities laws in Canada and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

     Certain of any such underwriters and agents, including their associates, may engage in transactions with and perform services for us or our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the offered securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate.

     Each series of offered securities other than Class A Subordinate Voting Stock will be a new issue of securities with no established trading market. Any underwriters to whom any such securities are sold by us for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for any such offered securities.

     Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids to do not exceed a specified maximum amount. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters' accounts. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     Pursuant to policy statements of the Ontario and Quebec Securities Commissions, an underwriter may not, throughout any period of distribution under this prospectus, bid for or purchase our offered securities. This restriction is subject to certain exceptions on the condition that the bid or purchase not be engaged in for the purpose of creating actual or apparent active trading in, or raising the price of, our offered securities. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable stock exchanges relating to market stabilization and passive market-making activities and a bid or purchase made for or on behalf of a customer where the order was not solicited during the period of distribution. All these transactions shall also be effected in accordance with Rule 104 under the Exchange Act.

                                 LEGAL MATTERS

     The validity of the securities described in this prospectus will be passed upon for us by Sidley Austin Brown & Wood LLP, New York, New York, and for the underwriters, dealers or agents, if any, by such counsel as may be named in the applicable prospectus supplement.

                                    EXPERTS

     The financial statements incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2002 in this prospectus have been so incorporated in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a shelf registration statement that we filed with the SEC and also constitutes a base shelf prospectus filed with the securities regulatory authorities of each province of Canada. Under this shelf registration statement and base shelf prospectus, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $300,000,000. For further information about our business and the securities, you should refer to this registration statement and its exhibits or to the documents incorporated by reference in the Canadian base shelf prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents summarized in this prospectus, which have also been filed in Canada. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. You can obtain the registration statement from the SEC and the documents filed with Canadian securities regulatory authorities as indicated under the heading "Additional Information".

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with additional information described under the heading "Additional Information".

     You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the prospectus supplement may be used only where it is legal to offer the securities. The information in this prospectus, as well as information we have previously filed with the SEC and the Canadian securities regulatory authorities and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, risks and prospects may have changed since that date.

                            ADDITIONAL INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC and with the Canadian securities regulatory authorities. Our SEC filings are available at the SEC's website on the World Wide Web at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC and does not contain all the information set forth in the registration statement. This registration statement, including all exhibits, has been filed with the SEC through EDGAR. The documents that we have filed with the Canadian securities regulatory authorities are available on the World Wide Web at http:/ /www.sedar.com. Our Class A Subordinate Voting Stock is quoted and traded on the Nasdaq National Market and is listed on the Toronto Stock Exchange. Reports, proxy and information statements and other information concerning us can be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities described in this prospectus:

o Our Annual Report on Form 10-K for the year ended December 31, 2002, dated March 27, 2003.

o Our Proxy Statement filed pursuant to Section 14(a) of the Exchange Act on March 28, 2003.

o Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003.

o  Our Current Reports on Form 8-K dated July 15, 2003 and July 31, 2003.

     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                           Magna Entertainment Corp.
                                337 Magna Drive
                            Aurora, Ontario L4G 7K1
                                    Canada
                        Attention: Corporate Secretary
                                (905) 726-2462

     You should rely only on the information incorporated by reference or provided by us in this prospectus. We have not authorized anyone else to provide you with different information. We are only offering these securities in states and provinces where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

 U.S. and Canadian registration fees.......................     $100,000
 Blue sky fees.............................................      $15,000
 Accounting fees...........................................     $300,000
 Legal fees................................................     $500,000
 Printing, mailing and administrative fees.................     $400,000
 Nasdaq and TSX listing fees...............................      $75,000
 Trustee fee and expenses..................................      $50,000
 Rating agency fees........................................      $75,000
 Miscellaneous.............................................      $25,000

 TOTAL.....................................................   $1,540,000


                                  -----------

* All amounts are estimated.

Item 15. Indemnification of Directors and Officers

     As permitted by Section 145 of the Delaware General Corporation Law, our by-laws require us to indemnify any director of the Company and may, at the option of the Company's board of directors, indemnify any officer, employee or agent of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was or has agreed to become one of our directors, officers, employees or agents, or has agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our indemnification obligation extends to costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person or on his or her behalf in connection with such an action, suit or proceeding and any appeal therefrom, if any such person acted in good faith in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation also provides that, to the extent permitted by law, our directors will have no liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our officers and directors and the officers and directors of our subsidiaries are covered by liability insurance, subject to a deductible for executive indemnification. The policy does not provide coverage for losses arising from the violation of, or the enforcement of, environmental laws and regulations.

Item 16. Exhibits

     The following documents are filed as part of this Registration Statement.

   Exhibit No.                                  Description of Document
   -----------                                  -----------------------

 1.1                Form of Equity Underwriting Agreement*

 1.2         Form of Debt Underwriting Agreement*
 4.1         Form of Senior Debt Indenture
 4.2         Form of Subordinated Debt Indenture
 4.3         Form of Equity Warrant Agreement*
 4.4         Form of Debt Warrant Agreement*
 4.5         Form of Senior Debt Security*
 4.6         Form of Subordinated Debt Security*
 5.1         Opinion of Sidley Austin Brown & Wood LLP
 12.1        Computation of Ratio of Earnings to Fixed Charges
 23.1        Consent of Ernst & Young LLP in respect of the Audited
             Consolidated Financial Statements of Magna Entertainment Corp.
 23.2        Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1)
 24.1 Powers of Attorney (included as part of signature pages to this registration statement)
 25.1 Form T-1 Statement of Eligibility and Qualification of the Trustee under the Senior Debt Indenture*
 25.2. Form T-1 Statement of Eligibility and Qualification of the Trustee under the Subordinated Debt Indenture*

-----------

* To be filed, if necessary, subsequent to the effectiveness of this registration statement as a post-effective amendment hereto or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Magna Entertainment Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aurora, Ontario, Canada, on the 23rd day of October, 2003.


                                     MAGNA ENTERTAINMENT CORP.



                                     By: /s/ Jim McAlpine
                                         --------------------------------------
                                         Jim McAlpine
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below in so signing also makes, constitutes and appoints Frank Stronach, Jim McAlpine and Gary M. Cohn, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities to execute and cause to be filed with the SEC any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 23rd day of October, 2003.



Signature                       Title
---------                       -----

/s/ Jim McAlpine                President and Chief Executive Officer and
------------------------        Director (Principal Executive Officer)
Jim McAlpine



/s/ Blake Tohana                Executive Vice-President and Chief
------------------------        Financial Officer (Principal Financial Officer)
Blake Tohana



/s/ Douglas R. Tatters          Vice-President and Controller (Principal
------------------------        Accounting Officer)
Douglas R. Tatters

/s/ Jerry D.  Campbell          Director
------------------------
Jerry D.  Campbell


/s/ William G. Davis            Director
------------------------
William G. Davis


/s/ Louis E. Lataif             Director
------------------------
Louis E. Lataif


/s/ F. Jack Liebau              Director
------------------------
F. Jack Liebau


/s/ Edward C. Lumley            Director
------------------------
Edward C. Lumley


/s/ William J. Menear           Director
------------------------
William J. Menear


/s/ Gino Roncelli               Director
------------------------
Gino Roncelli


/s/ Frank Stronach              Chairman and Director
------------------------
Frank Stronach

                               INDEX TO EXHIBITS

  Exhibit No.                               Description of Document
  -----------                               -----------------------

 1.1            Form of Equity Underwriting Agreement*
 1.2            Form of Debt Underwriting Agreement*
 4.1            Form of Senior Debt Indenture
 4.2            Form of Subordinated Debt Indenture
 4.3            Form of Equity Warrant Agreement*
 4.4            Form of Debt Warrant Agreement*
 4.5            Form of Senior Debt Security*
 4.6            Form of Subordinated Debt Security*
 5.1            Opinion of Sidley Austin Brown & Wood LLP
 12.1           Computation of Ratio of Earnings to Fixed Charges
 23.1 Consent of Ernst & Young LLP in respect of the Audited Consolidated Financial Statements of Magna Entertainment Corp.
 23.2           Consent of Sidley Austin Brown & Wood LLP (included in
                Exhibit 5.1)
 24.1 Powers of Attorney (included as part of signature pages to this registration statement)
 25.1 Form T-1 Statement of Eligibility and Qualification of the Trustee under the Senior Debt Indenture*
 25.2 Form T-1 Statement of Eligibility and Qualification of the Trustee under the Subordinated Debt Indenture*

-----------

* To be filed, if necessary, subsequent to the effectiveness of this registration statement as a post-effective amendment hereto or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.